                        SECOND RESTATED CREDIT AGREEMENT




                                     AMONG



                            CLIFFS DRILLING COMPANY,

                                  AS BORROWER

                           CLIFFS OIL AND GAS COMPANY
                                      AND
                      CLIFFS DRILLING INTERNATIONAL, INC.,

                                 AS GUARANTORS



                                      AND



           INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION

                                   AS LENDER


                            REVOLVING LINE OF CREDIT

                              OF UP TO $20,000,000


                                   TERM LOAN

                              OF UP TO $30,000,000


                                 March 24, 1994

                               TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1 -- DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . .  1
    1.1      Defined Terms . . . . . . . . . . . . . . . . . . . . . . .  1
    1.2      Number and Gender . . . . . . . . . . . . . . . . . . . . . 24
    1.3      References. . . . . . . . . . . . . . . . . . . . . . . . . 24
    1.4      Calculations and Determinations.. . . . . . . . . . . . . . 25

ARTICLE 2 -- TERMS OF FACILITY . . . . . . . . . . . . . . . . . . . . . 25
    2.1      Revolving Line of Credit. . . . . . . . . . . . . . . . . . 25
    2.1.1    Revolving Credit Commitment.. . . . . . . . . . . . . . . . 25
    2.1.2    Reduction of Commitment . . . . . . . . . . . . . . . . . . 26
    2.1.3    Extension of Commitment Termination Date. . . . . . . . . . 26
    2.1.4    Allocation of Revolving Credit to Letters of Credit . . . . 26
    2.1.5    Letter of Credit Fee. . . . . . . . . . . . . . . . . . . . 27
    2.1.6    Advances and Payments on Revolving Credit Note. . . . . . . 27
    2.1.7    Borrowing Base Determinations . . . . . . . . . . . . . . . 28
    2.1.8    Mandatory Prepayment. . . . . . . . . . . . . . . . . . . . 28
    2.1.9    Advances to Satisfy Obligations of Borrower . . . . . . . . 29
    2.2      Term Loans. . . . . . . . . . . . . . . . . . . . . . . . . 29
    2.2.1    Making The Term Loan. . . . . . . . . . . . . . . . . . . . 29
    2.2.2    Loans and Payments on Term Note . . . . . . . . . . . . . . 29
    2.2.3    Mandatory Prepayments on Term Note. . . . . . . . . . . . . 29
    2.2.4    Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . 30
    2.3      Provisions Relating to All Loans. . . . . . . . . . . . . . 30
    2.3.1    Renewal and Extension.. . . . . . . . . . . . . . . . . . . 30
    2.3.2    Interest. . . . . . . . . . . . . . . . . . . . . . . . . . 31
    2.3.3    Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
    2.3.4    Rate Elections. . . . . . . . . . . . . . . . . . . . . . . 31
    2.3.5    Optional Prepayments. . . . . . . . . . . . . . . . . . . . 32
    2.3.6    Payments to Lender. . . . . . . . . . . . . . . . . . . . . 32
    2.3.7    Capital Reimbursement . . . . . . . . . . . . . . . . . . . 33
    2.3.8    Increased Cost of Fixed Rate Portions . . . . . . . . . . . 33
    2.3.9    Change of Law or Conditions . . . . . . . . . . . . . . . . 34
    2.3.10   Funding Losses. . . . . . . . . . . . . . . . . . . . . . . 35
    2.3.11   Reimbursable Taxes. . . . . . . . . . . . . . . . . . . . . 35
    2.3.12   Letter Transfer Orders. . . . . . . . . . . . . . . . . . . 36
    2.3.13   Power of Attorney . . . . . . . . . . . . . . . . . . . . . 36
    2.3.14   Pledge of and Security Interest in Collateral
             Account and Right of Offset or Lien . . . . . . . . . . . . 36
    2.3.15   Business Purpose; Margin Securities.. . . . . . . . . . . . 37

ARTICLE 3 -- CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 38
    3.1      Receipt of Loan Documents and Other Items . . . . . . . . . 38


                                   -i-

                                                                        Page
                                                                        ----
    3.2      Additional Conditions Precedent . . . . . . . . . . . . . . 42
    3.2.1    No Defaults . . . . . . . . . . . . . . . . . . . . . . . . 42
    3.2.2    No Material Adverse Effect. . . . . . . . . . . . . . . . . 42
    3.2.3    Representations and Warranties Correct. . . . . . . . . . . 42
    3.2.4    Security Instruments Effective. . . . . . . . . . . . . . . 42
    3.2.5    Compliance. . . . . . . . . . . . . . . . . . . . . . . . . 42
    3.2.6    No Legal Impediment.. . . . . . . . . . . . . . . . . . . . 42
    3.2.7    Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . 42
    3.2.8    Additional Documents. . . . . . . . . . . . . . . . . . . . 42
    3.2.9    Legal Matters.. . . . . . . . . . . . . . . . . . . . . . . 43

ARTICLE 4 -- REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . 43
    4.1      Due Authorization and Corporate Existence . . . . . . . . . 43
    4.2      Valid and Binding Obligations . . . . . . . . . . . . . . . 44
    4.3      Title to Assets . . . . . . . . . . . . . . . . . . . . . . 44
    4.4      Scope and Accuracy of Financial Statements. . . . . . . . . 44
    4.5      Liabilities, Litigation and Restrictions. . . . . . . . . . 44
    4.6      Authorizations and Consents . . . . . . . . . . . . . . . . 45
    4.7      Compliance with Laws. . . . . . . . . . . . . . . . . . . . 45
    4.8      Proper Filing of Tax Returns and Payment of Taxes
             Due . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
    4.9      ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
    4.10     Environmental Laws. . . . . . . . . . . . . . . . . . . . . 46
    4.11     Compliance with Federal Reserve Regulations . . . . . . . . 48
    4.12     Investment Company Act Compliance . . . . . . . . . . . . . 48
    4.13     Public Utility Holding Company Act Compliance . . . . . . . 48
    4.14     Refunds . . . . . . . . . . . . . . . . . . . . . . . . . . 48
    4.15     Other Regulations . . . . . . . . . . . . . . . . . . . . . 48
    4.16     Gas Contracts . . . . . . . . . . . . . . . . . . . . . . . 48
    4.17     Intellectual Property . . . . . . . . . . . . . . . . . . . 49
    4.18     No Material Misstatements . . . . . . . . . . . . . . . . . 49
    4.19     Casualties or Taking of Property. . . . . . . . . . . . . . 49
    4.20     Names of Business and Locations of Business, Offices
             and Property. . . . . . . . . . . . . . . . . . . . . . . . 49
    4.21     Security Instruments. . . . . . . . . . . . . . . . . . . . 50
    4.22     Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . 50
    4.23     No Election to be Treated as a Utility. . . . . . . . . . . 50
    4.24     Permits . . . . . . . . . . . . . . . . . . . . . . . . . . 50
    4.25     Condition of Rigs . . . . . . . . . . . . . . . . . . . . . 50
    4.26     Brokerage Commissions . . . . . . . . . . . . . . . . . . . 50
    4.27     No Default. . . . . . . . . . . . . . . . . . . . . . . . . 51
    4.28     Fleet Mortgage. . . . . . . . . . . . . . . . . . . . . . . 51

ARTICLE 5 -- AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . 51
    5.1      Maintenance and Access to Records . . . . . . . . . . . . . 51

                                                                            Page
                                                                            ----
    5.2      Monthly Reports . . . . . . . . . . . . . . . . . . . . . . . . 52
    5.3      Quarterly Financial Statements and Contract Reports . . . . . . 52
    5.4      Annual Financial Statements and Budgets . . . . . . . . . . . . 52
    5.5      Reserve Reports . . . . . . . . . . . . . . . . . . . . . . . . 52
    5.6      Stockholder Communications and Securities and
             Exchange Commission Filings . . . . . . . . . . . . . . . . . . 53
    5.7      Notices of Certain Events . . . . . . . . . . . . . . . . . . . 53
    5.8      Division Orders . . . . . . . . . . . . . . . . . . . . . . . . 55
    5.9      Additional Information. . . . . . . . . . . . . . . . . . . . . 56
    5.10     Compliance with Laws and Payment of Assessments and Charges . . 56
    5.11     Compliance with ERISA . . . . . . . . . . . . . . . . . . . . . 56
    5.12     Compliance with Environmental Laws. . . . . . . . . . . . . . . 56
    5.13     Hazardous Substances Indemnification. . . . . . . . . . . . . . 57
    5.14     Maintenance of Corporate Existence and Good Standing. . . . . . 58
    5.15     Further Assurances. . . . . . . . . . . . . . . . . . . . . . . 58
    5.16     Agreement to Deliver Security Instruments . . . . . . . . . . . 58
    5.17     Initial Fees and Expenses . . . . . . . . . . . . . . . . . . . 59
    5.18     Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
    5.19     Maintenance of Rigs and Tangible Property . . . . . . . . . . . 60
    5.20     Maintenance of Insurance and Evidence Thereof . . . . . . . . . 60
    5.21     Inspection of Tangible Assets . . . . . . . . . . . . . . . . . 61
    5.22     Payment of Notes and Performance of Obligations . . . . . . . . 61
    5.23     Performance of Contracts. . . . . . . . . . . . . . . . . . . . 61
    5.24     Lockbox and Lockbox Account Arrangement . . . . . . . . . . . . 62
    5.25     Gas Imbalances. . . . . . . . . . . . . . . . . . . . . . . . . 62
    5.26     Dresser-Rand Contracts. . . . . . . . . . . . . . . . . . . . . 62
    5.27     Payment and Performance Bond. . . . . . . . . . . . . . . . . . 62
    5.28     Right of Lender to Inspect Rigs . . . . . . . . . . . . . . . . 62
    5.29     Correction of Defects . . . . . . . . . . . . . . . . . . . . . 63

ARTICLE 6 -- NEGATIVE COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 63
    6.1      Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . . . 63
    6.2      Contingent Obligations. . . . . . . . . . . . . . . . . . . . . 63
    6.3      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
    6.4      Sales of Assets . . . . . . . . . . . . . . . . . . . . . . . . 64
    6.5      Dividends and Distributions . . . . . . . . . . . . . . . . . . 64
    6.6      Changes in Corporate Structure. . . . . . . . . . . . . . . . . 65
    6.7      Organization or Acquisition of Subsidiaries . . . . . . . . . . 65
    6.8      Transactions with Affiliates. . . . . . . . . . . . . . . . . . 65
    6.9      Payment of Accounts Payable . . . . . . . . . . . . . . . . . . 65
    6.10     Loans or Advances . . . . . . . . . . . . . . . . . . . . . . . 65
    6.11     Investments.. . . . . . . . . . . . . . . . . . . . . . . . . . 66

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                                                                      Page
                                                                      ----
    6.12     Nature of Business. . . . . . . . . . . . . . . . . . . . 66
    6.13     Exploration Agreement . . . . . . . . . . . . . . . . . . 66
    6.14     Current Ratio . . . . . . . . . . . . . . . . . . . . . . 66
    6.15     Consolidated Adjusted Equity. . . . . . . . . . . . . . . 66
    6.16     Funded Debt to Total Capitalization Ratio.. . . . . . . . 66
    6.17     Hedging Contracts . . . . . . . . . . . . . . . . . . . . 66

ARTICLE 7 -- EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . 68
    7.1      Enumeration of Events of Default. . . . . . . . . . . . . 68
    7.2      Remedies. . . . . . . . . . . . . . . . . . . . . . . . . 71

ARTICLE 8 -- MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 72
    8.1      Transfers and Participations. . . . . . . . . . . . . . . 72
    8.2      Survival of Representations, Warranties and Covenants . . 72
    8.3      Notices and Other Communications. . . . . . . . . . . . . 72
    8.4      Parties in Interest . . . . . . . . . . . . . . . . . . . 73
    8.5      Renewals and Extensions . . . . . . . . . . . . . . . . . 73
    8.6      No Waiver, Rights Cumulative. . . . . . . . . . . . . . . 73
    8.7      Incorporation of Exhibits . . . . . . . . . . . . . . . . 74
    8.8      Survival Upon Unenforceability. . . . . . . . . . . . . . 74
    8.9      Rights of Third Parties . . . . . . . . . . . . . . . . . 74
    8.10     Amendments or Modifications . . . . . . . . . . . . . . . 74
    8.11     Agreement Construed as Entirety . . . . . . . . . . . . . 74
    8.12     Events and Circumstances Not Reducing or Discharging
             the Related Person's Liability. . . . . . . . . . . . . . 74
    8.12.1   Modifications, etc. . . . . . . . . . . . . . . . . . . . 75
    8.12.2   Adjustment, etc.. . . . . . . . . . . . . . . . . . . . . 75
    8.12.3   Condition of any Related Person . . . . . . . . . . . . . 75
    8.12.4   Release of Obligors . . . . . . . . . . . . . . . . . . . 75
    8.12.5   Other Security. . . . . . . . . . . . . . . . . . . . . . 75
    8.12.6   Release of Collateral, etc. . . . . . . . . . . . . . . . 75
    8.12.7   Care and Diligence. . . . . . . . . . . . . . . . . . . . 75
    8.12.8   Status of Liens . . . . . . . . . . . . . . . . . . . . . 76
    8.12.9   Payments Rescinded. . . . . . . . . . . . . . . . . . . . 76
    8.12.10  Other Actions Taken or Omitted. . . . . . . . . . . . . . 76
    8.13     Time of Essence . . . . . . . . . . . . . . . . . . . . . 76
    8.14     Disposition of Collateral . . . . . . . . . . . . . . . . 76
    8.15     Limitation on Interest. . . . . . . . . . . . . . . . . . 76
    8.16     GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . 77
    8.17     JURISDICTION AND VENUE. . . . . . . . . . . . . . . . . . 77
    8.18     WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.. . . . . . . 78
    8.19     AGREEMENT SUPERSEDING . . . . . . . . . . . . . . . . . . 78
    8.20     Restatement . . . . . . . . . . . . . . . . . . . . . . . 78

EXHIBITS

Exhibit 1.1     -- Form of Borrowing Base Certificate
Exhibit 1.4     -- Form of Letter Transfer Order
Exhibit 1.5     -- Form of Notice of Revolving Credit Borrowing;
Exhibit 1.7     -- Form of Receivables Report
Exhibit 1.8     -- Form of Revolving Credit Note
Exhibit 2.2.3   -- Maximum Term Loan Balance
Exhibit 2.3.4   -- Form of Rate Election
Exhibit 3.1.9   -- Form of Opinion of Counsel to Related Persons
Exhibit 4.3     -- Liens and Encumbrances
Exhibit 4.5     -- Liabilities, Litigation & Restrictions
Exhibit 4.16    -- Gas Contracts
Exhibit 4.20    -- Principal Places of Business and Chief Executive Offices
Exhibit 6.4     -- Sales of Assets

                        SECOND RESTATED CREDIT AGREEMENT


    THIS SECOND RESTATED CREDIT AGREEMENT is made and entered into this 28th day of March, 1994, by and among CLIFFS DRILLING COMPANY, a Delaware corporation ("Borrower"), CLIFFS OIL AND GAS COMPANY, a Delaware corporation ("COG"), CLIFFS DRILLING INTERNATIONAL, INC., a Delaware corporation ("CDI"), and INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware corporation ("Lender").

                              W I T N E S S E T H:

    In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

    1.1   Defined Terms.  As used in this Second Restated Credit
Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

    "Accounts" shall mean all accounts receivable, book debts, notes, drafts, instruments, documents, acceptances and other forms of obligations now owned or hereafter received or acquired by or belonging or owing to any Related Persons (including, without limitation, under any trade names, styles or divisions thereof), whether arising from services rendered by it or from any other transaction, whether or not the same involves the performance of services by such Related Person (including, without limitation, any such obligation that might be characterized as an account, general intangible, other than contract rights under contracts containing prohibitions against assignment of or the granting of a security interest in the rights of a party thereunder to the extent such prohibitions are valid under applicable law, or chattel paper under the Uniform Commercial Code in effect in any jurisdiction) and all of the rights of any Related Persons in, to and under all purchase orders now owned or hereafter received or acquired by it for services, and all of the rights of any Related Persons to any goods represented by any of the foregoing, and all monies due or to become due to any Related Persons under all contracts for the performance of services by it (whether or not yet earned by performance on the part of such Related Person) or in connection with any other transaction, now in existence or hereafter arising, including, without limitation, the right to receive the proceeds of such purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

    "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, any Related Persons and includes any "affiliate" of any Related Persons or any Subsidiary within the meaning of the regulations promulgated pursuant to the Securities Act of 1933, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

    "Agreement" shall mean this Second Restated Credit Agreement, as it may be amended, modified, supplemented or restated from time to time.

    "Applicable Lending Office" shall mean, for each type of Loan, the lending office of Lender (or an affiliate of Lender) designated for such type of Loan on the signature pages hereof or such other office of Lender (or an affiliate of Lender) as Lender may from time to time specify to Borrower as the office by which Loans of such type are to be made and maintained.

    "Available Revolving Credit Commitment" shall mean, at a particular date, an amount equal to the remainder, if any, of (a) the lesser of the Revolving Credit Commitment or the Borrowing Base then in effect minus (b) the sum of (i) the Revolving Credit Loan Balance at such date plus (ii) the L/C Exposure at such date.

    "Base Rate" shall mean the per annum rate of interest equal to the sum of the Base Rate Margin plus the higher of (a) the Federal Funds Rate plus 1/2 of 1% per annum or (b) the arithmetic average of the rates of interest publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by Lender to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Lender shall, during such period, determine the "Base Rate" based upon the prime commercial lending (or equivalent) rates announced publicly by the other such banks. The Base Rate shall change as and when the Federal Funds Rate and such prime commercial lending rate change, without notice to Related Persons. As used in this definition, "Base Rate Margin" means (a) with respect to the Term Note and to the Term Loan, 1.0% per annum, and

(b) with respect to Revolving Credit Note and Revolving Credit Loans, (i) .75% per annum, or (ii) during any Interest Adjustment Period, 1.25% per annum, and "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to Lender on such day on such transactions as determined by Lender.

    "Base Rate Portion" shall mean any portion of the unpaid principal balance of the Revolving Credit Loans or any portion of the unpaid principal balance of the Term Loans which is not made up of Fixed Rate Portions.

    "Borrower" shall mean Cliffs Drilling Company, a Delaware corporation.

    "Borrowing Base" shall mean, at a particular date and as established pursuant to Section 2.1.7, the sum of (a) 100% of Eligible Cash Equivalents at such date, plus (b) 80% of Eligible Accounts at such date, plus (c) the Oil and Gas Reserves at such date, plus (d) 80% of the Cerrito Note, plus (e) 80% of the Eligible Turnkey Drilling Contract Amounts, plus (f) 80% of the Dresser Rand Contract Amounts; provided, however, the amount of the Borrowing Base derived from the Eligible Cash Equivalents, Eligible Accounts, Oil and Gas Reserves or Eligible Turnkey Drilling Contract Amounts owned by COG or CDI, respectively, shall not exceed the limitation of liability in the guaranty of such Related Person.

    "Borrowing Base Certificate" shall mean each certificate, in substantially the form attached hereto as Exhibit 1.1, furnished by Borrower to Lender from time to time in accordance with Section
5.2.

    "Borrowing Base Deficiency" shall mean, at any time, the amount, if any, by which the sum of the Revolving Credit Loan Balance plus the L/C Exposure at such time exceeds the lesser of the Revolving Credit Commitment or the Borrowing Base in effect at such time.

    "Business Day" shall mean a day other than (i) a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of New York and (ii) a day on which significant transactions in dollars in the interbank eurocurrency market are not carried on.

    "Cash Equivalents" shall mean certificates of deposit acceptable to Lender.

    "CDI" shall mean Cliffs Drilling International, Inc., a
Delaware corporation.

    "Cerrito Note" shall mean, at a particular time, the outstanding principal amount of that certain promissory note dated January 1, 1993 made by Cerrito Investment Corp. payable to
Borrower in the stated principal amount of $7,500,000.

    "Charter Hire" shall have the meaning given that term in each of the Charters.

    "Charters" shall mean those three Bareboat Charter Agreements in the form submitted to Lender entered into between Borrower and Dresser-Rand dated as of December 13, 1991, pursuant to which Dresser-Rand chartered each of the Rigs respectively.

    "Closing Date" shall mean the effective date of this Agreement.

    "Code" shall mean the United States Internal Revenue Code of
1986, as amended from time to time.

    "COG" shall mean Cliffs Oil and Gas Company, a Delaware corporation.

    "Collateral" shall mean, collectively, (a) the Accounts,
(b) the Cash Equivalents, (c) the Mortgaged Properties, (d) all equipment, inventory and vessels of the Related Persons described in the Security Instruments, (e) all rights to receive payment under the Charters, (f) the Cerrito Note and (g) any other Property that is subject to a Lien in favor of Lender or which, under the terms of any Security Instrument is purported to be subject to such a Lien, as security for payment or performance of all or any portion of the Obligations.

    "Commitment Fee" shall mean collectively the fees payable to Lender by Borrower pursuant to Section 2.3.3 (a) and (b).

    "Commonly Controlled Entity" shall mean any Person (whether or not incorporated) that is under common control with any Related
Persons within the meaning of Section 4001 of ERISA.

    "Consolidated Adjusted Equity" shall mean, as to the Consolidated Group and at a particular date, all amounts that would, in accordance with GAAP, be included under consolidated common stock and other stockholders' equity of the Consolidated Group (including, without limitation, amounts for preferred stock, convertible preferred stock, cumulative convertible exchangeable preferred stock (or the convertible subordinated debentures exchanged therefor), common stock, capital surplus and retained earnings and other stockholders' equity so long as none of the foregoing is subject to any mandatory redemption) less amounts carried on the books of the Consolidated Group, to the extent not already excluded in accordance with GAAP, for (a) intangibles, including, without limitation, patents, patent applications, copyrights, trademarks, trade names, experimental or organizational expenses and other like intangibles, (b) treasury stock, and (c) any write-up in the book value of any assets (other than the adjustments of book value for lower of cost or market valuation of inventories) of any Consolidated Group Member resulting from any reevaluation thereof subsequent to December 31, 1993.

    "Consolidated Current Assets" shall mean all assets that would, in accordance with GAAP, be included as current assets on a consolidated balance sheet of the Consolidated Group as of the date of calculation.

    "Consolidated Current Liabilities" shall mean such items as would be included, in accordance with GAAP, as current liabilities on a consolidated balance sheet of the Consolidated Group as of the date of calculation, including, without limitation, the current portion of any Indebtedness of any Consolidated Group Member treated as long term; provided, however, the Consolidated Current Liabilities shall not include the Obligations or any part thereof, regardless of whether the Obligations would be classified as current liabilities under GAAP.

    "Consolidated Funded Debt" shall mean, as of any date, the sum of the following without duplication: (a) all Indebtedness of a Consolidated Group Member as of that date, other than Consolidated Current Liabilities, (b) all Indebtedness that would be classified as long-term indebtedness on a consolidated balance sheet of the

Consolidated Group prepared as of that date in accordance with GAAP, (c) all Indebtedness, whether secured or unsecured, of a Consolidated Group Member having a final maturity or which is renewable or extendable at the option of the obligor for a period ending more than one year after the date of creation of the Indebtedness, notwithstanding the fact that payments with respect to the Indebtedness, whether installment, serial maturity, or sinking fund payments, or otherwise, are required to be made by the obligor less than one year after the date of the creation of the Indebtedness and notwithstanding the fact that any amount of the Indebtedness is at the time included also in Consolidated Current Liabilities, (d) all Indebtedness of a Consolidated Group Member outstanding under a revolving credit or similar agreement providing for borrowings and renewals and extensions over a period of more than one year, notwithstanding the fact that the Indebtedness is created within one year of the expiration of the agreement, (e) the present value, discounted at the implicit rate, if known, or ten percent (10%) per annum otherwise, of all obligations with respect to capital leases of a Consolidated Group Member, and (f) all obligations under guaranties of a Consolidated Group Member.

    "Consolidated Group" shall mean the Borrower, COG, CDI and their Subsidiaries on a consolidated basis.

    "Consolidated Group Member" shall mean any member of the Consolidated Group.

    "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (for purposes of this definition, a "primary obligation") of any other Person (for purposes of this definition, the "primarily liable party") in any manner, whether directly or indirectly, or any obligation of such Person, whether or not contingent, (a) to purchase any primary obligation of the primarily liable party or any Property constituting direct or indirect security therefor,
(b) to advance or supply funds (i) for the purchase or payment of any primary obligation of the primarily liable party, or (ii) to maintain working capital or equity capital of the primarily liable party in respect of any primary obligation or otherwise to maintain the net worth or solvency of the primarily liable party in respect of any primary obligation, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the primarily liable party of the ability of the primarily liable party in respect of such obligation to make payment of such primary obligation, (d) to indemnify or reimburse a bank in respect of drafts drawn under a letter of credit issued by such bank in favor of a third party at the request of such Person, or (e) otherwise to assure or hold harmless the owner of any such primary obligation of the primarily liable party against loss in respect thereof.

    "Contracts" shall mean agreements between a Related Person and any other Person for the providing of services by Related Persons which contracts have generated or will generate, as a result of performance of the obligations of such Related Person thereunder, Credit Accounts.

    "Contracts Report" shall mean each report executed by a Responsible Officer of the applicable Related Person and submitted to Lender, in form and substance satisfactory to Lender and including, among other information, (a) the remaining term and status of performance and progress payments due under each Contract then in effect and (b) the usage, backlog and rates for each drilling rig of any Related Persons, and furnished from time to time in accordance with subsection 5.2.

    "Credit Accounts" shall mean, as to any Person, any "account," as such term is defined in Section 9.106 of the UCC and any "chattel paper" as such term is defined in Section 9.105(a)(2) of the UCC, now or hereafter owned by such Person, which account is classified as a receivable on the balance sheet of such Person.

    "Default" shall mean any event or occurrence that with the lapse of time or the giving of notice or both would become an Event of Default.

    "Default Rate" shall mean a per annum interest rate equal to Base Rate plus 4% per annum, calculated on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day), but limited in any case to the highest non-usurious rate of interest permitted to be charged by applicable law from time to time.

    "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

    "Dresser-Rand" shall mean Dresser-Rand Company, a New York general partnership whose present partners are Dresser Industries, Inc. and Ingersoll-Rand Company.

    "Dresser-Rand Contracts" shall mean (i) that certain letter agreement dated October 3, 1991, and any amendments thereto, between Dresser-Rand and Borrower that, among other things, confirms the award to Borrower of a subcontract for the charter of Rigs and supply of certain services for the Project, (ii) those three Maintenance, Moving and Jacking Agreements dated December 15, 1991, between Dresser-Rand and Borrower, and (iii) the Charters.

    "Dresser-Rand Contract Amounts" shall mean amounts owing under the Dresser-Rand Contracts that would properly qualify as Eligible Accounts but for the final provision of the definition of Eligible Accounts, except that they may include amounts outstanding more than 90 days past the due date expressed in the related invoice.

    "Earned Value" shall mean the sum of the following amounts, each as set forth on the most current balance sheet of the Consolidated Group (i) the amount represented as "Drilling Contracts in Progress" and (ii) Turnkey Joint Venture Advances.

    "Eligible Accounts" shall mean, at a particular date, Credit
Accounts:

          (a) that are (i) payable in Dollars at a location in the United States and arise from services rendered or goods delivered to an account debtor residing in (if an individual), or organized under the laws of (if an entity), any state of the United States, or (ii) payable in Venezuelan bolivars and arise from services rendered or goods delivered pursuant to
    (x) those certain contract nos. 10-08-1616-91-0081 / Cliffs Drill - 40 and 10-08-1616-91-0082 / Cliffs Drill - 43 by and
    between Corpoven, S.A., an affiliate of Petroleos de Venezuela, a Mercantile Partnership, and Borrower, or (y) Drilling Contract and/or Well Workover by and between Maraven S.A., a Mercantile Partnership domiciled in the City of Caracas, affiliated with Petroleos de Venezuela, S.A. and Borrower as authorized by resolution of the Board of Directors of Borrower dated November 20, 1990, each such contract in the form submitted to Lender, and in each case up to an amount to be determined by Lender from time to time to be fully guaranteed or insured, against (A) all political risks, (B) inability to convert Venezuelan bolivars into U.S. dollars, and (C) any governmental controls or penalties placed on the exportation of Venezuelan bolivars, provided that such guaranty or insurance shall be in form and scope satisfactory to Lender, in its sole discretion; further provided, however, Lender shall have the right to accept, in its sole discretion, Credit Accounts that do not satisfy the requirements set out in this subparagraph (a);

          (b) that are not outstanding more than 90 days past the due date expressed in the related invoice;

          (c) that are not due more than 60 days after the issuance date expressed in the related invoice;

          (d) as to which the account debtor thereunder has been sent an invoice within 30 days after such Credit Accounts have been entered on the financial records of the appropriate
    Related Person;

          (e) that are not owed by an obligor that is a Consolidated Group Member, an Affiliate or employee of a Consolidated Group Member, or an employee stock option plan of a Consolidated Group Member;

          (f) that are not owed by an obligor that has taken any of the actions or suffered any of the events of the kind described in Sections 7.1.6 or 7.1.7, unless the payment obligations of such obligor in respect of any such Credit Account are supported by a letter of credit the terms of which are reasonably satisfactory to Lender;

          (g) that arise from the sale of Property or the rendition of services in the ordinary course of business;

          (h) as to which neither the relevant Related Person nor (to the best of the knowledge of any Related Persons) the other party to such Credit Account is in default or is likely to become in default in the performance or observance of any of the terms thereof, and as to which the relevant Related Person has fully performed all its obligations;

          (i) against which no defense, offset, counterclaim or claim has been asserted or alleged and which are not subject to any defense, offset, counterclaim or claim;

          (j) that are solely owned by a Related Person and in which such Related Person has (i) granted a valid and continuing first priority Lien in favor of Lender pursuant to the Security Instruments, subject only to other Permitted Liens, (ii) duly taken all action necessary or desirable to protect and perfect such Lien and (iii) good and indefeasible title, free and clear of any and all Liens, other than Permitted Liens, or rights of others;

          (k) as to which no amounts payable under or in connection with are evidenced by promissory notes or other instruments except (i) instruments that constitute a part of chattel paper and that have been individually marked to show the Lien created by the Security Instruments, and (ii) notes or instruments that have been properly endorsed and delivered to Lender;

          (l) as to which no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of Lender pursuant to the Security Instruments;

          (m) with respect to Credit Accounts generated under Turnkey Contracts, as to which not more than 45 days have elapsed since the issuance date expressed in the related invoice;

          (n) with respect to Credit Accounts generated under Turnkey Contracts payable to one of the Subsidiaries of CDI, that such Credit Accounts have been assigned to one of the Related Persons pursuant to an assignment in form and substance satisfactory to Lender; and

          (o) that Lender has not otherwise reasonably determined, in the exercise of its good faith discretion, to be unacceptable in accordance with its customary practices for working capital lines of credit based, in whole or in part, on accounts receivable;

provided, however, that Eligible Accounts shall not include any Dresser-Rand Contracts Amounts.

    "Eligible Cash Equivalents" shall mean, at a particular date, Cash Equivalents:

          (a)  that are solely owned by a Related Person;

          (b) as to which such Related Person (i) has granted a valid and continuing first priority Lien in favor of Lender pursuant to the Security Instruments, subject only to other Permitted Liens, and (ii) has good and indefeasible title, free and clear of any and all Liens, other than Permitted Liens, or rights or others;

          (c) as to which no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of Lender pursuant to the Security Instruments; and

          (d) as to which all action necessary or desirable to protect and perfect the Lien of Lender pursuant to the Security Instruments has been duly taken.

    "Eligible Turnkey Drilling Contract Amounts" shall mean, at a particular date, the aggregate amount that is the Earned Value but that is not yet due and payable (and therefore not a Credit
Account) of each Turnkey Contract and:

          (a) that are payable in Dollars and arise from services rendered or goods delivered to an account debtor;

          (b) that are not owed by an obligor that is a Consolidated Group Member, an Affiliate or employee of a Consolidated Group Member, or an employee stock option plan of a Consolidated Group Member;

          (c) that are not owed by an obligor that has taken any of the actions or suffered any of the events of the kind described in Sections 7.1.6 or 7.1.7, unless the payment obligations of such obligor in respect of any such TurnKey Contract are supported by a letter of credit the terms of which are reasonably satisfactory to Lender;

          (d) as to which neither the relevant Related Person nor (to the best of the knowledge of any Related Persons) the other party to such Turnkey Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof, and as to which the relevant Related Person has fully performed all its obligations;

          (e) against which no defense, offset, counterclaim or claim has been asserted or alleged and which are not subject to any defense, offset, counterclaim or claim;

          (f) that are solely owned by a Related Person and in which such Related Person has (i) granted a valid and continuing first priority Lien in favor of Lender pursuant to the Security Instruments, subject only to other Permitted Liens, (ii) duly taken all action necessary or desirable to protect and perfect such Lien and (iii) good and indefeasible title, free and clear of any and all Liens, other than Permitted Liens, or rights of others;

          (g) as to which no amounts payable under or in connection with are evidenced by promissory notes or other instruments except (i) instruments that constitute a part of chattel paper and that have been individually marked to show the Lien created by the Security Instruments, and (ii) notes or instruments that have been properly endorsed and delivered to Lender;

          (h) as to which no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of Lender pursuant to the Security Instruments;

          (i) with respect to Turnkey Contracts payable to one of the Subsidiaries of CDI, that such Turnkey Contract has been assigned to one of the Related Persons pursuant to an assignment in form and substance satisfactory to Lender; and

          (j) that Lender has not otherwise reasonably determined, in the exercise of its good faith discretion, to be unacceptable.

    "Environmental Complaint" shall mean any formal, oral or written complaint, order, directive, claim, citation, notice of environmental report, notice of investigation or other notice by any Governmental Authority or any other Person with respect to
(a) air emissions, (b) spills, releases or discharges to soils or any improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property or any Consolidated Group Member,
(c) solid or liquid waste disposal, (d) the use, generation, storage, transportation or disposal of any Hazardous Substance, or
(e) other environmental, health or safety matters affecting any Property of any Consolidated Group Member, any improvements located thereon or the business thereon conducted.

    "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and
Liability Act, the Endangered Species Act, the Resource

Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of any Consolidated Group Member is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state or local statute or any requirement, rule, regulation, code, ordinance or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling or release of Hazardous Substances.

    "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

    "Eurodollar Rate" shall mean, with respect to each particular Fixed Rate Portion and the related Interest Period, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%), reported, on the date two Business days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for Dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if said Page shall cease to be publicly available or if the information contained on said Page, in Lender's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by Lender that, in Lender's sole judgment, accurately reflects such London Interbank Offered Rate).

    "Event of Default" shall mean any of the events specified in
Section 7.1 of this Agreement.

    "Exploration Agreement" shall mean the Exploration and Development Agreement dated May 25, 1988, by and between Borrower, COG and Mosbacher Offshore, Inc., as amended by the Letter Agreement dated July 14, 1988, the Letter Agreement dated effective as of November 30, 1988, the Letter Agreement dated effective as of April 21, 1989, and the Letter Agreement dated February 15, 1991.

    "Financial Statements" shall mean statements of the financial condition and results of operation of the Consolidated Group at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, statements of cash flows, and common stock and other stockholders' equity, on a consolidated and consolidating basis for the Consolidated Group and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of independent certified public accountants acceptable to Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal year.

    "First Preferred Fleet Mortgage" shall mean that certain First Preferred Fleet Mortgage dated October 31, 1991 by Borrower in favor of Trustee for the benefit of Lender, as amended by First
Amendment dated December 13, 1991.

    "Fixed Rate" shall mean, with respect to each particular Fixed Rate Portion and the associated Eurodollar Rate, the rate per annum calculated by Lender (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula:

    Fixed Rate =

    Eurodollar Rate             + Fixed Rate Margin
    ----------------------------
    100.0% - Reserve Percentage

where "Fixed Rate Margin" means (a) with respect to the Term Note and Term Loans, 2.75%, or (b) with respect to the Revolving Credit Note and Revolving Credit Loans (i) 2.50% per annum or (ii) during any Interest Adjustment Period, 3.0% per annum.

    "Fixed Rate Payment Date" shall mean, with respect to any Fixed Rate Portion: (a) the day on which the related Interest Period ends, and (b) any day on which past due interest or past due principal is owed hereunder with respect to such Fixed Rate Portion and is unpaid. If the terms hereof provide that payments of interest or principal with respect to such Fixed Rate Portion shall be deferred from one Fixed Rate Payment Date to another day, such other day shall also be a Fixed Rate Payment Date.

    "Fixed Rate Portion" shall mean any portion of the unpaid principal balance of the Revolving Credit Loans or any portion of the unpaid principal balance of the Term Loans which Borrower designates as such in a Rate Election.

    "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the

American Institute of Certified Public Accountants and in effect in the United States from time to time.

    "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality or other political subdivision and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Guarantors" shall mean COG and CDI and any other Subsidiary of a Related Person that from time to time becomes a party to this Agreement and to such other Loan Documents as may be requested by Lender.

    "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos or any material containing asbestos, polychlorinated biphenyls (PCB's), toxic substances or related materials, petroleum and petroleum products and associated oil or natural gas exploration, production and development wastes or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" under applicable Environmental Laws.

    "Indebtedness" shall mean, with respect to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities and other deferred liabilities and credits) that would appear on a balance sheet of such Person, prepared in accordance with GAAP, (b) all Contingent Obligations for (i) guarantees of borrowed money and (ii) liabilities to indemnify or reimburse a bank in respect of drafts drawn under a letter of credit issued by such bank in favor of a third party at the request of such Person, (c) all obligations of such Person evidenced by bonds, debentures, promissory notes or such similar evidences of indebtedness, (d) all other indebtedness of such Person for borrowed money, (e) all obligations of others, to the extent any such obligation is secured by a lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

    "Insolvent" or "Insolvency" shall mean, with respect to any Multiemployer Plan, that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.

    "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian or liquidator of any Person or of all or a substantial part of the

Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief or other similar law of the United States, the State of Texas or any other jurisdiction.

    "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, copyrights, technology, know-how and processes.

    "Interest Adjustment Period" shall mean any calendar quarter immediately following the end of a calendar quarter on which (i) the Revolving Credit Loan Balance was not reduced to an outstanding amount less than $10,000,000 for a period of at least sixty (60) consecutive calendar days during the immediately preceding twelve calendar months, and (ii) annual cash flow of the Consolidated Group for the immediately preceding twelve calendar months is less than $20,000,000. For purposes of this definition, "cash flow" shall mean the sum of (a) net income of the Consolidated Group calculated in accordance with GAAP, plus (b) expenses of the Consolidated Group that were taken into account in determining such net income but which did not involve a current expenditure of funds (such as depreciation, depletion and amortization).

    "Interest Period" shall mean, with respect to each particular Fixed Rate Portion, a period of 1, 2 or 3 months, as specified in the Rate Election applicable thereto, beginning on and including the date specified in such Rate Election (which must be a Business
Day), and ending on but not including the same day of the month as the day on which it began (e.g., a period beginning on the third day of one month shall end on but not include the third day of another month), provided that each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (unless such next succeeding Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the immediately preceding Business Day). No Interest Period may be elected which would extend past the date on which a Note is due and payable in full or which would require prepayment of a Fixed Rate Portion prior to the end of the Interest Period for such Fixed Rate Portion. Each Interest Period elected with respect to the Term Loans must end on a Payment Date.

    "Investment" in any Person shall mean any stock, bond, note or other evidence of Indebtedness or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

    "L/C Exposure" shall mean, at a particular date, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such date.

    "Lender" shall mean Internationale Nederlanden (U.S.) Capital
Corporation (as assignee of Internationale Nederlanden Bank N.V., formerly known as NMB Postbank Groep N.V.) and its permitted successors and assigns pursuant to Section 8.1.

    "Lender Amounts" shall have the meaning given that term in the Multiparty Agreement.

    "Letter of Credit" shall mean each commercial or standby letter of credit, if any, issued by Lender for the account of any one or more Related Persons pursuant to Section 2.1.4.

    "Letter of Credit Application" shall mean the standard letter of credit application employed by Lender from time to time in connection with Letters of Credit, as modified in connection herewith.

    "Letter of Credit Fee" shall mean each fee payable to Lender by Borrower pursuant to Section 2.1.5 in connection with the issuance of Letters of Credit.

    "Letter Transfer Order" shall mean each of the letter transfer orders in the form attached hereto as Exhibit 1.4 executed by one or more the Related Persons pursuant to Section 3.1.6(n) or otherwise upon the establishment of additional Mortgaged Properties subsequent to the date hereof.

    "Lien" shall mean (i) any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen and artisans, maritime liens and reservations affecting Property that secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, a Related Person shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing of any financing statement or other security instrument or (ii) any exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions or encumbrances that are either not standard and customary in the industry or that could have a Material Adverse Effect.

    "Loan" shall mean any Revolving Credit Loan or Term Loan and any payment made by Lender under any Letter of Credit.

    "Loan Documents" shall mean this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Security Instruments and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit or the Security Instruments, and all renewals and extensions of, or amendments or supplements to, or restatements of any or all of the foregoing from time to time in effect.

    "Lockbox" shall mean the Post Office Boxes established by the Related Persons pursuant to a request by Lender pursuant to Section 5.24, to which the Related Persons and Lender shall have access and to which all account debtors under Credit Accounts of the Related Persons and purchasers of production from the Mortgaged Property shall be directed to make remittance to the Related Persons.

    "Lockbox Account" shall mean an account or accounts established with Lender pursuant to a request by Lender pursuant to
Section 5.24 in association with the Lockbox and to which such Related Person and Lender shall have access by way of draft, check, wire transfer of funds or otherwise, except as provided to the contrary in Section 5.24.

    "Material Adverse Effect" shall mean any material and adverse effect upon the business, condition (financial or otherwise), operations or prospects of the Consolidated Group.

    "Maraven" shall mean Maraven, S.A., a mercantile society under the laws of Venezuela.

    "Mobilization Advances" shall mean the aggregate amount of Term Loans advanced for the payment of costs for mobilization from the United States to Venezuela for which Dresser-Rand agreed to reimburse Borrower pursuant to Article VI of each of the Charters.

    "Mortgaged Properties" shall mean all Oil and Gas Properties of a Related Person subject to a perfected first priority lien in favor of Lender, subject only to other Permitted Liens, as security for the Obligations.

    "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

    "Multiparty Agreement" shall mean that certain Multiparty
Agreement dated as of December 13, 1991, by and among Borrower, Dresser-Rand and Lender.

    "Notes" shall mean the Revolving Credit Note and the Term
Note.

    "Notice of Revolving Credit Borrowing" shall mean each verbal (confirmed promptly by facsimile of a written request or notice) or written request or notice or facsimile of any such written request or notice (confirmed promptly by delivery of the original written request or notice), in substantially the form attached hereto as
Exhibit 1.5, by Borrower to Lender with respect to a borrowing pursuant to Section 2.1, each of which shall:

          (a) be signed by the Chief Financial Officer or Controller of Borrower;

          (b) state (i) that no Default or Event of Default exists or will occur after giving effect to the requested borrowing, (ii) the purpose of any requested borrowing, and
    (iii) that Borrower is entitled to any requested borrowing under this Agreement;

          (c) specify the other information and contain the other representations reflected in the form of such Exhibit 1.5 for the Revolving Credit Loan requested; and

          (d) constitute a remaking, as of the date of such request rather than the date hereof, of the representations and warranties set forth in the Loan Documents, subject only to the matters set forth in or contemplated by this Agreement.

    "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Notes, (b) the Reimbursement Obligations, (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Related Persons for the payment of Letter of Credit Fees and Commitment Fees, and (e) all other obligations and liabilities of the Related Persons to

Lender, now existing or hereafter incurred, under, arising out of or in connection with each Loan Document, and, with respect to all of the foregoing to the extent that any of the same includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and remain unpaid at each relevant time of determination.

    "Oil and Gas Properties" shall mean fee, leasehold or other interests in or under mineral estates or oil, gas and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any state of the United States, including, without limitation, the oil and gas interests covered by the Security Instruments described as Items 3.1.6(g),
(k), (l), (m) and (n) hereof and any other overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed or incidental thereto.

    "Oil and Gas Reserves" shall mean the value, for loan purposes, of the Mortgaged Properties, as determined by Lender from time to time in its sole absolute discretion and in accordance with
Section 2.1.7.

    "Original Agreement" shall mean that certain First Restated Credit Agreement dated as of December 13, 1991, as amended by First Amendment to First Restated Credit Agreement dated as of July 1, 1992, Second Amendment to First Restated Credit Agreement dated as of October 8, 1992, and Third Amendment to First Restated Credit Agreement dated as of December 23, 1993, by and among the Related Persons and Lender.

    "Payment Date" shall mean the first day of each calendar month, provided that if such day is not a Business Day, the Payment Date shall be the next succeeding Business Day.

    "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

    "Permitted Liens" shall mean (a) Liens for taxes, assessments or other governmental charges or levies not yet due or that (provided foreclosure, distraint, sale or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor; (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 or ERISA), old-age pension or public liability obligations that are not yet due or that are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor; (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided such reserve as may be required by GAAP shall have been made therefor, (d) Liens to operators and nonoperators under joint operating agreements arising in the ordinary course of the business of the relevant Related Person to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor; (e) Liens under production sales agreements, division orders, operating agreements and other agreements customary in the oil and gas business for processing, producing and selling hydrocarbons; (f) easements, rights-of-way, restrictions and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interferes with the ordinary conduct of the business of the relevant Related Person or materially detracts from the value or use of the Property to which they apply; (g) Liens of record under terms and provisions of the leases, unit agreements, assignments and other transfer of title documents in the chain of title under which the relevant Related Person acquired the relevant Property and which are set forth or referred to in the exhibits attached to the Deeds of Trust and Mortgages comprising part of the Security Instruments; (h) legal or equitable Liens deemed to exist by reason of the existence of any litigation or other legal proceeding or arising out of a judgment or award with respect to which an appeal is being prosecuted so long as there exists an adequate bond or such reserve as may be required by GAAP; and (i) Liens created in favor of Lender and other Liens expressly permitted under the Security Instruments.

    "Person" shall mean an individual, corporation, partnership, trust, unincorporated organization or a government or any agency or political subdivision thereof.

    "Plan" shall mean, at a particular date, any employee benefit plan which is covered by ERISA and in respect of which any Related Persons or Commonly Controlled Entity of any Related Persons is (or, if such plan were terminated at such date, would under Section

4069 of ERISA be deemed to be) an "employer" as defined in Section
3(5) of ERISA.

    "Principal Office" shall mean the principal office of Lender in New York, New York presently located at 135 E. 57th Street, New York, New York 10022.

    "Prior Revolving Credit Note" shall mean that certain
Revolving Credit Note delivered to Lender, dated December 23, 1993, which provided for a maximum Indebtedness of $15,000,000, executed by Borrower.

    "Prior Term Note" shall mean that certain Term Note delivered to Lender, dated October 31, 1991, in the original amount of $20,000,000, executed by Borrower.

    "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

    "Purchase Price Advances" shall mean advances of all or any part of any Term Loans which were used by Borrower for the sole purpose of refinancing the purchase price of the Rigs paid to Chiles Offshore corporation or the out-of-pocket costs of legal and accounting fees associated with such purchase or other costs for engineering and administration or out-of-pocket costs associated with negotiation and closing of the Memorandum of Agreement dated October 4, 1991 between Chiles offshore Corporation and Borrower, the Dresser-Rand Contracts and the Original Agreement (including but not limited to fees payable to Lender).

    "Rate Election" has the meaning given it in Section 2.3.4.

    "Receivables Report" shall mean each schedule of the Credit Accounts of a Related Person, in substantially the form attached hereto as Exhibit 1.7, with appropriate insertions, provided to Lender by such Related Person from time to time pursuant to Section 5.2.

    "Refitting Advances" shall mean advances of all or any part of any Term Loans which were used by Borrower for the sole purpose of carrying out its duties under the Charters and which do not otherwise constitute Purchase Price Advances or Mobilization
Advances.

    "Refitting Contract" shall mean, collectively, any agreement between Borrower and any shipyard, providing for the refitting of the Rigs, which contract shall be in form and substance satisfactory to Lender and shall not be executed at a time that would result in the imposition of a Lien on the Rigs prior to or in parity with the Lien created by the First Preferred Fleet Mortgage in favor of Lender to secure the Obligations.

    "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

    "Reimbursement Obligation" shall mean the obligation of the Related Persons to provide to Lender or reimburse Lender for any amounts payable, paid or incurred by Lender with respect to Letters of Credit.

    "Related Persons" shall mean Borrower and the Guarantors.

    "Release of Hazardous Substances" shall mean any emission, spill, release, disposal or discharge, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority or of a substance not subject to regulation under applicable Environmental Laws, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of any Consolidated Group Member.

    "Reorganization" shall mean, with respect to any Multiemployer Plan, that such Plan is in reorganization within the meaning of such term in Section 4241 of ERISA.

    "Reportable Event" shall mean any of the events set forth in
Section 4043(b) of ERISA, other than those events as to which the thirty-day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. #2615.

    "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws or other organizational or governing documents of such Person, and any applicable domestic or foreign law, treaty, ordinance, order, judgment, rule, decree or regulation or determination of an arbitrator, court or other Governmental Authority, including, without limitation, rules, regulations and orders and requirements for permits, licenses, registrations, approvals or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

    "Reserve Report" shall mean each engineering report covering the Mortgaged Properties provided to Lender pursuant to Section 5.5, and shall include, without limitation, such additional data concerning pricing, quantities of production from the Mortgaged Properties, and other information and engineering and geological data with respect thereto as Lender may reasonably request.

    "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer, Executive Vice President,
Senior Vice President, Vice President or Treasurer.

    "Revolving Credit Commitment" shall mean the amount of $20,000,000.

    "Revolving Credit Commitment Period" shall mean the period from and including the Closing Date to but not including the Revolving Credit Commitment Termination Date.

    "Revolving Credit Commitment Termination Date" shall mean January 1, 1996 or any extension thereof pursuant to Section 2.1.3 or, if such date is not a Business Day, the Business Day next preceding such date, or any earlier date on which the Revolving Credit Commitment has been reduced to zero by Borrower or has been terminated by Lender pursuant to Section 7.2.

    "Revolving Credit Loan" shall mean any loan made by Lender to Borrower pursuant to Section 2.1.1.

    "Revolving Credit Loan Balance" shall mean the aggregate outstanding principal balance of the Revolving Credit Note from time to time.

    "Revolving Credit Note" shall mean the promissory note of Borrower, in the form attached hereto as Exhibit 1.8, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

    "Rigs" shall mean the three mobile off-shore jack-up drilling units described as "LANGLEY", U.S. Coast Guard Number 501872, "FRANKLIN", U.S. Coast Guard Number 518632, and "FORRESTAL", U.S. Coast Guard Number 535419; together with all related personal property.

    "Security Instruments" shall mean the Multiparty Agreement and the security instruments executed and delivered in satisfaction of the condition set forth in Section 3.1.6, and all other documents and instruments at any time executed as security for all or any portion of the Obligations.

    "Single Employer Plan" shall mean any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

    "Subsidiary" shall mean, as to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

    "Superfund Site" shall mean those sites that have been or during the Commitment Period are listed on the Environmental Protection Agency National Priority List (NPL) and eligible for remedial action, or any comparable state registries or list in any state of the United States.

    "Term Loan" shall mean any loan made by Lender to Borrower pursuant to Section 2.2.1.

    "Term Note" shall mean that certain Term Note delivered to Lender, dated December 13, 1991, in the original amount of $30,000,000, executed by Borrower, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

    "Term Payment Month" shall mean as to each respective Payment Date, the period from but not including the immediately preceding Payment Date to and including the Payment Date, provided, however, the Lender may at its sole discretion treat sums received in immediately available funds after 3:00 p.m. New York time on any Payment Date as being received on the next succeeding Business Day.

    "Transferee" shall mean any Person to which Lender has sold, assigned, transferred or granted a participation in any of the Obligations, as authorized pursuant to Section 8.1, which term shall also include any Person acquiring, by purchase, assignment, transfer or participation, from any Transferee, any part of such Obligations.

    "Trustee" shall mean Bankers Trust Company, as Trustee under the Trust Agreement dated October 30, 1991, or its successor trustee.

    "Turnkey Contract" shall mean any Contract whereby a Related
Person agrees to drill one or more gas wells or oil wells to a specified depth for a fixed or substantially fixed amount of compensation.

    "Turnkey Joint Venture Advance" shall mean, at any time, the aggregate amount advanced by the Related Persons into certain joint ventures relating to Turnkey Contracts.

    "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

    1.2 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.

    1.3 References. References in this Agreement to Exhibit, Article or Section numbers shall be to Exhibits, Articles or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," and "hereunder" shall be to this Agreement in its entirety and not only to the particular Exhibit, Article or Section in which such reference appears. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

    1.4 Calculations and Determinations. Any determination hereunder that is in the Lender's sole discretion or determination, shall mean Lender's sole determination on any basis as Lender shall determine to be appropriate without application of any implied standard or duty. All calculations under the Loan Documents of fees and of interest shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 360 days. Each determination by Lender of amounts to be paid under Section 2.3 or any other matters which are to be determined hereunder by Lender (such as any Eurodollar Rate, Fixed Rate, Business Day, or Interest Period) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Lender otherwise consents all financial statements and reports furnished to Lender hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                                   ARTICLE 2

                               TERMS OF FACILITY

    2.1   Revolving Line of Credit.

    2.1.1 Revolving Credit Commitment.   Upon the terms and
conditions (including, without limitation, the right of Lender to decline to make any Revolving Credit Loan pursuant to this Section so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, Lender agrees, during the Revolving Credit Commitment Period, to make Revolving Credit Loans, in immediately available funds at the Applicable Lending Office, to or for the benefit of Borrower, from time to time following receipt of a Notice of Revolving Credit Borrowing; provided, however, (a) Borrower shall use all funds from the initial Revolving Credit Loan to refinance outstanding indebtedness owing to Lender under the Prior Revolving Credit Note,
(b) Borrower shall use all funds from subsequent Revolving Credit Loans only for capital expenditures and general working capital purposes, including, without limitation, the issuance of Letters of Credit, and (c) no Revolving Credit Loan pursuant to this Section shall, when initially made, exceed the then existing Available Revolving Credit Commitment. Subject to the terms of this Agreement, during the Revolving Credit Commitment Period, Borrower may borrow, repay and reborrow Revolving Credit Loans. Each Revolving Credit Loan shall be in an amount at least equal to $100,000. The Revolving Credit Loans shall be made available to Borrower in immediately available funds at Morgan Guaranty Trust Company of New York in New York, New York, shall be maintained at the Applicable Lending Office or the Principal Office and shall be evidenced by the Revolving Credit Note. The amount of principal owing on the Revolving Credit Note at any given time shall be the aggregate amount of all Revolving Credit Loans theretofore made minus all payments of principal theretofore received by Lender on the Revolving Credit Note. Interest on the Revolving Credit Note shall accrue and be due and payable as provided herein and therein.

    2.1.2 Reduction of Commitment. Borrower shall have the right to terminate at any time, or reduce in part from time to time, the Revolving Credit Commitment, provided that (a) Borrower shall give notice to Lender of each such termination or reduction at least one Business Day prior to the date of the relevant termination or reduction, and (b) each partial reduction shall be in an aggregate amount at least equal to $500,000. Each such notice of termination or reduction shall specify the amount of the Revolving Credit Commitment to be terminated or reduced. The Revolving Credit Commitment once terminated or reduced may not be reinstated.

    2.1.3 Extension of Commitment Termination Date. Lender agrees, upon written request of Borrower prior to the Revolving Credit Commitment Termination Date, to review the financial condition of the Related Persons and the then value of the Collateral. At such time, Lender may, at its sole discretion, but shall not be obligated to, extend the then Revolving Credit Commitment Termination Date for a period selected by Lender.
Lender shall furnish Borrower with written confirmation as to its decision with respect to any requested extension of the Revolving Credit Commitment Termination Date. Should Lender extend the Revolving Credit Commitment Termination Date, the newly established date shall become the Revolving Credit Commitment Termination Date for all purposes of this Agreement, and Borrower will execute any amendments requested by Lender. Should Lender, in the exercise of its sole discretion, elect not to extend the Commitment Termination Date or fail to advise Borrower of any extension, the Revolving Credit Commitment Termination Date shall remain unchanged.

    2.1.4 Allocation of Revolving Credit to Letters of Credit.
Upon the terms and conditions (including, without limitation, the right of Lender to decline to issue any Letter of Credit so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, Lender agrees, during the Revolving Credit Commitment Period, to issue Letters of Credit following the receipt not less than two Business Days prior to the requested Letter of Credit issuance of a Letter of Credit Application executed by Borrower; provided, however, (a) no Letter of Credit shall have an expiration date that exceeds the Revolving Credit Commitment Termination Date, and (b) Lender shall not be obligated to issue any Letter of Credit if the face amount thereof would exceed the Available Revolving Credit Commitment or if, after giving effect to the issuance thereof, (i) the L/C Exposure, when added to the Revolving Credit Loan Balance then outstanding, would exceed the lesser of the Revolving Credit Commitment or the Borrowing Base then in effect or (ii) the L/C Exposure would exceed $5,000,000. Should Lender be called upon by the beneficiary of any Letter of Credit to honor all or any portion of the commitment thereunder, whether upon the presentation of drafts or otherwise, such payment by Lender on account of such Letter of Credit shall be treated, for all purposes, as a Revolving Credit Loan at the Base Rate and an advance against the Revolving Credit Note.

    2.1.5 Letter of Credit Fee. In addition to interest on the Revolving Credit Note as provided herein and Commitment Fees payable hereunder, Borrower agrees to pay to Lender a fee in arrears equal to 2.0% per annum, on the average daily undrawn and unexpired amount of each issued and outstanding Letter of Credit during the period that such Letter of Credit remains outstanding. Such fee with respect to Letters of Credit shall be payable quarterly on the first day of each January, April, July and October, commencing on the first of such dates to occur after the Closing Date, and on the Revolving Credit Commitment Termination Date. Notwithstanding the foregoing, with respect to Letters of Credit in an amount less than $15,000, Borrower agrees to pay Lender a fee in advance equal to $500 per annum for the entire stated term of such Letter of Credit.

    2.1.6 Advances and Payments on Revolving Credit Note. The outstanding principal balance reflected by the notations by Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Revolving Credit Note. Interest on the Revolving Credit Note shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this
Section 2.1 and only for the period from the date or dates of such advances until repayment. The liability for payment of principal and interest evidenced by the Revolving Credit Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

    2.1.7 Borrowing Base Determinations.

          (a) The Borrowing Base as of the Closing Date is acknowledged by the Related Persons and Lender to be $20,000,000. From the date hereof through the Revolving Credit Commitment Termination Date and subject to the further provisions of this Section, the Borrowing Base shall be redetermined monthly on the basis of information supplied by the Related Persons in compliance with the provisions of this Agreement, including, without limitation, Borrowing Base Certificates, Receivable Reports and Reserve Reports, and all other information then available to Lender. Notwithstanding the foregoing, Lender may, in the exercise of its good faith discretion, make redeterminations of the Borrowing Base (i) at any time and from time to time on the basis of information then available to Lender regarding Cash Equivalents,
(ii) no more frequently than monthly on the basis of information then available to Lender regarding Credit Accounts, (iii) at any time and from time to time on the basis of information then available to Lender regarding Mortgaged Properties and (iv) at any time and from time to time upon the occurrence of any event or change having a Material Adverse Effect.

          (b) The Borrowing Base at any particular date shall be that set forth in the most recent Borrowing Base Certificate submitted to Lender pursuant to subsection 5.2, as such figure may be adjusted or redetermined from time to time by Lender. Lender shall notify Borrower orally or by facsimile within five Business Days after receipt of the Borrowing Base Certificate (confirming such notice promptly in writing) of its determination, and the Borrowing Base so communicated to Borrower shall become effective upon such verbal or facsimile notification by Lender to Borrower. Any Borrowing Base established pursuant to this Agreement shall remain in effect until the next subsequent determination of the Borrowing Base. The Borrowing Base shall represent the determination by Lender, in accordance with the applicable definitions and provisions herein contained and with consideration for the nature of the facilities established hereunder, of the value, for loan purposes, of the Eligible Accounts, the Eligible Cash Equivalents, the Oil and Gas Reserves, the Cerrito Note, the Eligible Turnkey Drilling Contracts and the Dresser Rand Contracts. Furthermore, the Related Persons acknowledge that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Related Persons to be essential for the adequate protection of Lender. Determination of the Oil and Gas Reserves shall be made by Lender in its sole and absolute discretion.

    2.1.8 Mandatory Prepayment. Borrower shall, within three Business Days of the occurrence of any Borrowing Base Deficiency,
(a) prepay, or make arrangements acceptable to Lender for the prepayment of, the Revolving Credit Loan Balance in the amount of such Borrowing Base Deficiency, (b) add to the Collateral to secure the Obligations additional Property of a Related Person acceptable to Lender in its sole discretion as to character and amount, (c) secure all Letters of Credit with Eligible Cash Equivalents in a manner acceptable to Lender in its sole discretion, or (d) perform any combination of the alternatives described in causes (a), (b) and (c) of this Section and acceptable to Lender in its sole discretion.

    2.1.9 Advances to Satisfy Obligations of Borrower. Upon the occurrence of any Event of Default, Lender may, but shall not be obligated to, make advances for the benefit of Borrower and apply same to the satisfaction of any condition, warranty, representation or covenant of a Related Person contained in this Agreement or any other Loan Document. Any funds so advanced and applied shall be part of the proceeds advanced under and evidenced by the Revolving Credit Note and shall be Revolving Credit Loans.

    2.2   Term Loans.

    2.2.1 Making The Term Loan. Upon the terms and conditions contained in the Original Agreement, Lender has heretofore made Term Loans to Borrower. Term Loans repaid may not be reborrowed. Term Loans are maintained at the Applicable Lending Office or the Principal Office and are evidenced by the Term Note. The amount of principal owing on the Term Note at any given time shall be the aggregate amount of all Term Loans theretofore made minus all payments of principal theretofore received by Lender on the Term Note. Lender and Borrower agree that the aggregate outstanding principal amount of the Term Loans as of the date hereof is $13,109,000. Interest on the Term Note shall accrue and be due and payable as provided herein and therein.

    2.2.2 Loans and Payments on Term Note. The outstanding principal balance reflected by the notations by Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Term Note. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Section 2.2 and only for the period from the date or dates of such advances until repayment. The liability for payment of principal and interest evidenced by the Term Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

    2.2.3 Mandatory Prepayments on Term Note.

          (a) The Multiparty Agreement provides for Dresser-Rand to pay Lender Amounts to Lender on each Payment Date. With the exception of reimbursements for mobilization costs (which shall be applied to principal only), all such Lender Amounts received on, or within the Business Day after, each Payment Date shall be applied first to interest on the Term Note which is accrued and unpaid on such Payment Date, and then to principal on the Term Note.

          Any payments of Lender Amounts received by Lender at any other time shall be applied to principal on the Term Note on the date received.

          (b) On each Payment Date, Borrower shall pay all interest which has then accrued on the Term Notes. Borrower's obligation to pay the accrued interest is absolute and is not conditioned on the availability of funds to pay such interest from Lender Amounts or otherwise.

          (c) In addition to any other prepayment required on each Payment Date in this Section 2.2.3, if the principal amount of the Term Note on such Payment Date (after giving effect to any prepayment otherwise made on such Payment Date under this Section 2.2.3) exceeds the amount set out opposite such Payment Date on Exhibit 2.2.3, Borrower shall prepay the principal of the Term Note on such Payment Date in the amount of such excess.

          (d) Borrower shall prepay the principal amount of the Term Note by the amount of each recovery or receipt of funds resulting from any loss or casualty, or any taking by Governmental Authority, of all or any portion of the Rigs contemporaneously with the receipt thereof except where funds are permitted to be used for repair or replacement pursuant to the terms of the Multiparty Agreement or the First Preferred Fleet Mortgage.

    2.2.4 Use of Proceeds. Borrower used funds from the initial Term Loan to refinance $17,300,000 of existing outstanding indebtedness owing to Lender under the Prior Term Note, of which $15,500,000 was used to purchase the Rigs, $715,000 was used for additional Purchase Price Advances and $1,085,000 was used for Refitting Advances. Borrower used all funds from subsequent Term Loans only for such purposes as provided herein and in the Original Agreement and for no other purposes.

    2.3   Provisions Relating to All Loans.

    2.3.1 Renewal and Extension. The Related Persons and Lender have previously entered into the Original Agreement. Pursuant to the Original Agreement, Borrower delivered to Lender the Prior Revolving Credit Note. The Revolving Credit Note is given in renewal and extension of the full amount of all outstanding principal indebtedness and all accrued interest on the Prior Revolving Credit Note, and on the date of delivery and acceptance of the Revolving Credit Note, the Original Agreement shall be deemed restated and amended in its entirety by this Agreement, and the Prior Revolving Credit Note shall be deemed so renewed, extended and replaced by the Revolving Credit Note.

    2.3.2 Interest. Interest on the Loans shall accrue and be payable at the rate per annum equal to (a) the applicable Fixed Rate for each Fixed Rate Portion during the applicable Interest Period and (b) otherwise at the applicable Base Rate, as such interest is provided for herein and in the Notes; provided, however, the interest on past due principal and, to the extent permitted by applicable law, past due interest, shall accrue at the Default Rate and shall be payable upon demand by Lender at any time as to all or any portion of such interest. Accrued interest on the Revolving Credit Loans shall be payable on the Fixed Rate Payment Date in the case of a Fixed Rate Portion and on the last Business Day of each calendar quarter in the case of the Base Rate Portion. Accrued Interest on the Term Loans shall be payable on each Payment Date.

    2.3.3 Fees. In addition to interest on the Notes as provided herein and the Letter of Credit Fees payable hereunder and to compensate Lender for making the commitments hereunder and maintaining funds available, Borrower shall pay to Lender, in immediately available funds, the following fees:

          (a) a fee determined on a daily basis by applying a rate of 1/2% per annum to the (i) Revolving Credit Commitment minus (ii) the Revolving Credit Loan Balance and L/C Exposure on each date commencing with April 1, 1994 through the Revolving Credit Commitment Termination Date, which fee shall be due and payable in arrears on the last day of each June, September, December, and March and on the Revolving Credit Termination Date.

          (b) a fee in the amount of $150,000 payable upon the execution of this Agreement.

    2.3.4 Rate Elections. Borrower may from time to time designate all or any portion of the Revolving Credit Loans or Term Loans (including any yet to be made Revolving Credit Loans which are to be made prior to or at the beginning of the designated Interest Period but excluding any portion of the Loans which is required to be repaid prior to the end of the designated Interest Period) as a Fixed Rate Portion; provided that without the consent of Lender, Borrower may make no such election during the continuance of a Default and Borrower may make such an election with respect to an already existing Fixed Rate Portion only if such election will take effect at or after the termination of the Interest Period applicable to such already existing Fixed Rate Portion. Each election by Borrower of a Fixed Rate Portion shall:

          (a)  Be made separately for Term Loans and Revolving
    Credit Loans, and not as a combination of Term Loans and Revolving Credit Loans;

          (b) Be made in writing in the form and substance of the "Rate Election" attached hereto as Exhibit 2.3.4, duly completed;

          (c) Specify the amount of the Loans which Borrower desires to designate as a Fixed Rate Portion, the first day of the Interest Period which is to apply thereto, and the length of such Interest Period; and

          (d) Be received by Lender not later than 10:00 a.m., New York time, on the second Business Day preceding the first day of the specified Interest Period.

Each election which meets the requirements of this section (herein called a "Rate Election") shall be irrevocable. Borrower may make no Rate Election which does not specify an Interest Period complying with the definition of "Interest Period" in Section 1.1, and the amount of the Fixed Rate Portion elected in any Rate Election must be an integral multiple of $100,000. Upon the termination of each Interest Period the portion of the Loan theretofore constituting the related Fixed Rate Portion shall, unless the subject of a new Rate Election then taking effect, automatically become a part of the Base Rate Portion and become subject to all provisions of the Loan Documents governing the Base Rate Portion. Borrower shall have no more than three (3) Fixed Rate Portions in effect at any time.

    2.3.5 Optional Prepayments. Borrower may, upon one Business Day's notice to Lender, from time to time and without premium or penalty prepay either or both Notes, in whole or in part, so long as each partial prepayment of principal on any Note is greater than or equal to $100,000, and so long as Borrower does not prepay any Fixed Rate Portion. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

    2.3.6 Payments to Lender. Borrower will make each payment which it owes under the Loan Documents not later than 3:00 p.m. New York time, on the date such payment becomes due and payable, in lawful money of the United States of America and in immediately available funds. Any payment received by Lender after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day (unless, in the case of a Fixed Rate Portion, such next succeeding Business Day is the first day of a calendar month, in which case such payment shall be due on the immediately preceding Business Day), and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of the Notes. When Lender collects or receives money on account of the Obligations, Lender may apply such money as it elects to the various Obligations then due and payable.

    2.3.7 Capital Reimbursement. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any law, rule or regulation, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by Lender or any corporation controlling Lender, then, upon demand by Lender, Borrower will pay to Lender, from time to time as specified by Lender, such additional amount or amounts which Lender shall determine to be appropriate to compensate Lender or any corporation controlling Lender in light of such circumstances, to the extent that Lender reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of Lender's Loan or commitments under this Agreement.

    2.3.8 Increased Cost of Fixed Rate Portions. If any applicable domestic or foreign law, treaty, rule or regulation (whether now in effect or hereinafter enacted or promulgated), or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law):

          (a) shall change the basis of taxation of payments to Lender of any principal, interest, or other amounts attributable to any Fixed Rate Portion or otherwise due under this Agreement in respect of any Fixed Rate Portion (other than taxes imposed on the overall net income of Lender or any Applicable Lending Office of Lender by any jurisdiction in which Lender or any such Applicable Lending Office is located); or

          (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Fixed Rate Portion (excluding those for which Lender is fully compensated pursuant to adjustments made in the definition of Fixed Rate) or against assets of, deposits with or for the account of, or credit extended by, Lender; or

          (c)  shall impose on Lender or the interbank
    eurocurrency deposit market any other condition which increases the cost to Lender of funding or maintaining any Fixed Rate Portion or reduces the amount of any sum receivable by Lender in respect of any Fixed Rate Portion by an amount deemed by Lender to be material, then Lender shall promptly notify Borrower of the happening of such event and of the cost or loss which has resulted therefrom, and (i) Borrower shall upon demand pay to Lender such additional amount or amounts as will compensate Lender for such cost or loss, and (ii) Borrower may elect, by giving to Lender not less than three Business Days' notice, to convert all (but not less than all) of any such Fixed Rate Portion into a part of the Base Rate Portion, subject, however, to Section 2.3.10.

    2.3.9 Change of Law or Conditions. If any change in applicable laws, treaties, rules or regulations or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for Lender to fund or maintain Fixed Rate Portions, or shall materially restrict the authority of Lender to purchase or take offshore deposits of dollars (i.e., "eurodollars"), or if any change affecting the interbank eurocurrency market generally makes it impractical for Lender to determine the Eurodollar Rate, then Borrower's right to elect Fixed Rate Portions shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Fixed Rate Portions (or portions thereof) which are then outstanding or are then the subject of any Rate Election and which cannot lawfully or practicably be maintained or funded shall immediately become or remain part of the Base Rate Portion. Borrower agrees to indemnify Lender and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in law, treaty, rule, regulation, interpretation or administration.

    2.3.10 Funding Losses. In addition to its other obligations hereunder, Borrower will indemnify Lender against, and reimburse Lender on demand for, any loss or expense incurred or sustained by Lender (including without limitation any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to fund or maintain Fixed Rate Portions or Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of the Loan made after the delivery, but before the effective date, of a Rate Election, if such payment or prepayment prevents such Rate Election from becoming fully effective, (c) the failure of any Loan to be made or of any Rate Election to become effective due to any condition precedent to a Loan not being satisfied or due to any other action or inaction of any Related Persons, or (d) any conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Fixed Rate Portion into the Base Rate Portion or into a different Fixed Rate Portion on a day other than the day on which the applicable Interest Period ends.

    2.3.11 Reimbursable Taxes. Borrower covenants and agrees that:

          (a) Borrower will indemnify Lender against and reimburse Lender for, on an after-tax basis, all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Loans (whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any thereof imposed on or measured by the overall net income of Lender or any Applicable Lending Office of Lender by any jurisdiction in which Lender or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section).

          (b) All payments on account of the principal of, and interest on, the Loans and the Notes, and all other amounts payable by Borrower to Lender hereunder shall be made in full free and clear of, without set-off or court claim and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by law or other regulations to make any such deduction or withholding from any payment to Lender, Borrower shall pay on the due date, by way of additional interest, such additional amounts receivable by Lender after such deduction or withholding shall equal the amount which would have been receivable in the absence of any such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to Lender an official receipt or other official documentation evidencing payment of such deduction or withholding.

    2.3.12 Letter Transfer Orders. Lender agrees to hold the Letter Transfer Orders and that none of such letters shall be sent to the addresses thereof prior to the occurrence of an Event of Default, at which time Lender may, at its option and in addition to the exercise of any of its other rights and remedies under the Loan Documents and at law, send any or all of such letters, without liability to any Related Persons except to account, as provided in this Agreement or any other Loan Document, for funds actually received by Lender with respect thereto.

    2.3.13 Power of Attorney. Each of the Related Persons does hereby designate Lender as the agent and attorney-in-fact of such Related Person to act in its name, place and stead for the purpose of completing and delivering the Letter Transfer Orders, including, without limitation, completing any blanks contained in such Letter Transfer Orders and attaching exhibits thereto describing the relevant Oil and Gas Property. Each of the Related Persons hereby ratifies and confirms all that Lender shall lawfully do or cause to be done by virtue of such power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interests of Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable until the obligations, if any, of Lender hereunder have terminated and the full satisfaction of all Obligations. The powers conferred on Lender by this appointment are solely to protect the interests of Lender under the Loan Documents and shall not impose any duty upon Lender to exercise any such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to any Related Persons or any other Person for any act or failure to act with respect to such powers, including negligence but excluding gross negligence or willful misconduct.

    2.3.14 Pledge of and Security Interest in Collateral Account and Right of Offset or Lien. Related Persons hereby transfer, assign and pledge to Lender and grant to Lender a security interest (as security for the payment and performance of the Obligations, with such interest of Lender to be retransferred, reassigned and released by Lender, as the case may be, at the expense of Related Persons, upon termination of all rights to borrow and Letters of Credit hereunder and upon payment in full and complete performance by Related Persons of all Obligations) in all funds of any one or more of Related Persons now or hereafter or from time to time on deposit with Lender, including, without limitation, the Cash Equivalents, with all remedies available to Lender as secured party or assignee of such funds being exercisable upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, Related Persons hereby grant to Lender (a) exercisable upon the occurrence of any Event of Default, the right of offset or banker's lien against all funds of any one or more of Related Persons now or hereafter or from time to time on deposit with Lender, including, without limitation, the Cash Equivalents, (b) exercisable while there exists a Borrowing Base Deficiency but no Event of Default, the right of offset or banker's lien against all funds of any one or more of Related Persons now or hereafter or from time to time on deposit with Lender in the form of matured Cash Equivalents, but only to the extent not reinvested by the relevant Related Persons in other Cash Equivalents and (c) the right to apply any such funds received in accordance with the provisions of clauses (a) or (b) above, as a prepayment of the Obligations, in such order as Lender may elect, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds prior to the maturity thereof.

    2.3.15 Business Purpose; Margin Securities. In no event shall the funds from any Loan be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" or any "margin securities" (as such terms are defined respectively in Regulation
U and Regulation G promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock or margin securities. Each Related Person represents and warrants to Lender that such Related Person is not engaged principally, or as one of such Related Person's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock or margin securities.


                                   ARTICLE 3

                                   CONDITIONS

    The obligations of Lender to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:

    3.1 Receipt of Loan Documents and Other Items. Lender has no obligation to make the first Loan or issue the first Letter of Credit unless Lender shall have received the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more Responsible Officers of the Related Persons, all in form and substance satisfactory to Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to Lender:

          3.1.1 multiple counterparts of this Agreement, as requested by Lender;

          3.1.2  the Revolving Credit Note and a First Restated
Guaranty, as amended by a First Amendment to First Restated
Guaranty by each of the Guarantors;

          3.1.3 copies of the Articles of Incorporation of or Certificate of Incorporation and all amendments thereto and the bylaws and all amendments thereto of each of the Related Persons, accompanied by a certificate issued by the secretary or an assistant secretary of the relevant Related Persons to the effect that each such copy is correct and complete;

          3.1.4 certificates of incumbency and signatures of all Responsible Officers of each of the Related Persons who are authorized to execute Loan Documents on behalf of such entity, each such certificate being executed by the secretary or an assistant secretary of the relevant Related Persons;

          3.1.5 copies of corporate resolutions approving the Loan Documents and authorizing the transactions contemplated herein and therein, duly adopted by the board of directors of each of the Related Persons, accompanied by certificates of the secretary or an assistant secretary of the relevant Related Persons to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the board of directors of the relevant Related Persons, and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

          3.1.6 the following Security Instruments creating, evidencing, perfecting and otherwise establishing the Liens in favor of Lender, in and to the Collateral:

          (a) First Restated Security Agreement as amended by the First Amendment to First Restated Security Agreement by and among the Related Persons, as debtors, and Lender, as secured party, covering the Accounts and covering all inventory, equipment and other personal property and all substitutions and replacements of any of the foregoing and proceeds with respect thereto;

          (b) First Restated Security Agreement as amended by the First Amendment to First Restated Security Agreement by and among the Related Persons, as debtors, and Lender, as secured party, covering deposits and money market instruments and all substitutions and replacements of any of the foregoing and proceeds with respect thereto;

          (c)    Charter Hire Assignment as amended by the First
    Amendment to Charter Hire Assignment by Borrower to Lender covering Borrower's interest in and to each of the Charters;

          (d) Financing Statements with Borrower as debtor, constituent to the Security Instrument described in clause (c) immediately above;

          (e) Assignments by Borrower to Lender covering FCIA policies;

          (f)    Assignment by Borrower to Lender covering
    Contract Frustration policies;

          (g) Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement, as amended by the First Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement, as further amended by the Second Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement and the Third Amendment to Deed of Trust, Mortgage, Assignment, Security Agreement and Financing Statement, from COG, as mortgagor, to Trond Rokholt, as Trustee for the benefit of Lender, as mortgagee, covering the Oil and Gas Properties designated by Lender located in Texas and all improvements, personal property and fixtures related thereto;

          (h) Collateral Mortgage Note in the amount of $25,000,000 executed by COG, payable to the order of bearer on demand;

          (i) Louisiana Security Agreement, Assignment of Production and Financing Statement, as amended by First Amendment to Louisiana Security Agreement, Assignment of Production and Financing Statement, as further amended by Second Amendment to Louisiana Security Agreement, Assignment of Production and Financing Statement and Third Amendment to Louisiana Security Agreement, Assignment of Production and Financing Statement by COG, as debtor, and Lender, as secured party, covering accounts, equipment, general intangibles and all substitutions and replacements of any of the foregoing and proceeds with respect thereto;

          (j) Financing Statements with COG, as debtor, constituent to the Security Instrument described in clause
    (i);

          (k) Supplement to Act of Collateral Mortgage by COG covering the Oil and Gas Properties referred to as "Miami Fee" located in T14S, R14W, Cameron Parish, Louisiana; Eugene Island Block 164, St. Mary, Iberia and Terrbonne Parishes, Louisiana; Vermilion Blocks 61 and 62; and West Cameron Block 427; and all improvements, personal property and fixtures related thereto, subject to that certain Partial Release dated March ____, 1994;

          (l) Act of Second Supplemental Collateral Mortgage by COG covering the Oil and Gas Properties referred to as "Amoco
    Fee", and all improvements, personal property and fixtures related thereto;

          (m) Deed of Trust, Security Agreement, Assignment of Security Interest and Liens, Assignment of Production and Financing Statement, as amended by the First Amendment to Deed of Trust, Security Agreement, Assignment of Security Interests and Liens, Assignment of Production and Financing Statement as further amended by Second Amendment to Deed of Trust, Security Agreement, Assignment of Security Interests and Liens, Assignment of Production and Financing Statement, Third Amendment to Deed of Trust, Security Agreement, Assignment of Security Interests and Liens, Assignment of Production and Financing Statement and Fourth Amendment to Deed of Trust, Security Agreement, Assignment of Security Interests and Liens, Assignment of Production and Financing Statement from Borrower, as mortgagor, to Trond Rokholt, as Trustee for the benefit of Lender, as mortgagee, covering Oil and Gas Properties designated by Lender located in Webb and Zapata Counties, Texas;

          (n) Undated letters, in form and substance satisfactory to Lender and its legal counsel, from the relevant Related Persons owning an interest in a particular Oil and Gas Property to the parties presently remitting to such Related Person proceeds from the sale of hydrocarbon production from or attributable to the Oil and Gas Property as to which all or any portion of the interest of such Related Person therein constitutes Collateral, together with additional such letters with the addresses left blank, directing the addressees, until receipt of notice from Lender to the contrary, to make future remittances attributable to production from such Property to Lender for the account of the such Related Person;

          (o) First Preferred Fleet Mortgage, as amended by the First Amendment to First Preferred Fleet Mortgage and the
    Second Amendment to First Preferred Fleet Mortgage, on the
    Rigs in favor of Trustee;

          (p)    Trust Agreement, as amended by the First
    Amendment to Trust Agreement and as further amended by the Second Amendment to Trust Agreement, with Trustee for the benefit of Lender;

          (q)    Assignment and Security Agreement (Project
    Documents), as amended by the First Amendment to Assignment and Security Agreement (Project Documents), as further amended by the Second Amendment to Assignment and Security Agreement

    (Project Documents) by Borrower to Lender covering Borrower's interest in and to each of the Dresser-Rand Contracts; and

          3.1.7  Multiparty Agreement;

          3.1.8 Certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of each Related Person in the States of Delaware and Texas, and of COG in the State of Louisiana;

          3.1.9 the opinion of Griggs & Harrison, counsel to Related Persons, in substantially the form attached hereto as
Exhibit 3.1.9;

          3.1.10 opinion of Donovan, Leisure, Newton & Irvine, special New York counsel to Lender;

          3.1.11 opinion of Thompson & Knight, special counsel to Lender, as to such matters as Lender may specify;

          3.1.12 such other agreements, documents, instruments, opinions, certificates, waivers, consents and evidence as Lender may reasonable request; and

          3.1.13 payment in immediately available funds of the fee payable to Lender provided for in Section 2.3.3(b).

    3.2 Additional Conditions Precedent. Lender has no obligation to make any Loan (including the first) or issue any Letter of Credit unless the following conditions precedent have been satisfied:

          3.2.1 No Defaults. No Event of Default or Default shall exist or will occur after the requested Loan has been made or the requested Letter of Credit has been issued.

          3.2.2 No Material Adverse Effect. No event shall have occurred which, in the reasonable opinion of Lender, could have a Material Adverse Effect.

          3.2.3 Representations and Warranties Correct. Each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Related Persons as if made on the requested date for such Loan or the issuance or extension of such Letter of Credit.

          3.2.4  Security Instruments Effective.  All of the
Security Instruments shall be in full force and effect and provide to Lender the security intended thereby.

          3.2.5 Compliance. Each Related Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan.

          3.2.6 No Legal Impediment. The making of such Loan shall not be prohibited by any law or any regulation or order of any court or governmental agency or authority and shall not subject Lender to any penalty or other onerous condition under or pursuant to any such law, regulation or order.

          3.2.7 Notice. Notice of Revolving Credit Borrowing at least the requisite time prior to the requested date for the Revolving Credit Loan, or a Letter of Credit Application at least one Business Day prior to the requested issuance date for the relevant Letter of Credit, shall have been received by Lender.

          3.2.8 Additional Documents. Lender shall have received all documents and instruments which Lender has then requested, in addition to those described in Section 3.1 (including opinions of legal counsel for the Related Persons and Lender; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of the Related Persons and other Persons), as to
(i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any of the Related Persons in this Agreement and the other Loan Documents,
(ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Lender in form, substance and date.

          3.2.9 Legal Matters. All legal matters relating to the Loan Documents and the consummation of the transactions contemplated thereby shall be satisfactory to legal counsel to Lender.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

    To confirm Lender's understanding concerning Related Persons and their business, properties and obligations, and to induce Lender to enter into this Agreement and to make the Loans, Related Persons jointly and severally represent and warrant to Lender (which representations and warranties shall survive the delivery of the Notes) that:

    4.1 Due Authorization and Corporate Existence. The execution and delivery by each Related Person of this Agreement and the borrowings hereunder; the execution and delivery by Borrower of the Notes; the repayment of the Notes and interest provided in the Notes and this Agreement; the execution and delivery of the other Loan Documents and the Dresser-Rand Contracts by each Related Person; and the performance of all obligations of Related Persons under the Loan Documents and the Dresser-Rand Contracts are within the power of such Related Person, have been duly authorized by all necessary corporate action, do not and will not require the consent of any Governmental Authority (except as has been previously obtained) and do not and will not (a) contravene or conflict with any provision of law or the charter or bylaws of any Related Person, (b) contravene or conflict in any material respect with any material indenture, instrument or other agreement to which any Related Person is a party or by which any Collateral or any other material Property of any Related Person may be presently bound or encumbered, or (c) other than as to Permitted Liens, result in or require the creation or imposition of any Lien in, upon or on any Collateral or any other material Property of any Related Person under any such indenture, instrument or other agreement, other than the Loan Documents. Borrower is duly authorized to borrow funds hereunder; and Guarantors are duly authorized to guaranty Borrower's Obligations. Each Related Person is a corporation duly organized, legally existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates the same, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

    4.2 Valid and Binding Obligations. This Agreement, each of the other Loan Documents and each of the Dresser-Rand Contracts, when duly executed and delivered by the Related Persons, will be legal, valid and binding obligations of such Related Persons that are parties thereto, enforceable against such Related Person in accordance with their respective terms.

    4.3 Title to Assets. Each Related Person has good and indefeasible title to all of its Properties in all material respects, free and clear of all Liens except for Permitted Liens and those set forth under the caption heading "Liens and Encumbrances" on Exhibit 4.3 attached hereto.

    4.4 Scope and Accuracy of Financial Statements. The Financial Statements of the Consolidated Group as of December 31, 1993, present fairly the financial position and results of operations and cash flows of the Consolidated Group in accordance with GAAP as at the relevant points in time or for the periods indicated, as applicable. No event or circumstance has occurred since December 31, 1993, that could reasonably be expected to have or result in a Material Adverse Effect.

    4.5 Liabilities, Litigation and Restrictions. Other than as listed in the Financial Statements of the Consolidated Group as of December 31, 1993, including the notes thereto or under the heading "Liabilities" on Exhibit 4.5 attached hereto, none of the Related Persons has any liabilities, direct or contingent, that may materially and adversely affect the business or operations of the Consolidated Group, their ownership of the Collateral or the performance by Borrower of its obligations under the Dresser-Rand Contracts. Except as set forth under the heading "Litigation" on
Exhibit 4.5 hereto, as of the date hereof, no litigation or other action of any nature affecting any Related Person is pending before any Governmental Authority or, to the knowledge of any Related Person, threatened against or affecting any Related Person that might reasonably be expected to result in any material impairment of its ownership of any material Collateral, any other Material Adverse Effect or any impairment of the performance by Borrower of its obligations under the Dresser-Rand Contracts. To the best of the knowledge of each Related Person, after due inquiry, no unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law or otherwise relative to the business or operations of any Related Person or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in the business activities conducted by such Related Person or that could not reasonably be expected to have a Material Adverse Effect.

    4.6 Authorizations and Consents. Except as expressly contemplated by this Agreement or previously obtained, no authorization, consent, approval, exemption, franchise, permit or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Related Persons of any of the Loan Documents or any of the Dresser-Rand Contracts or any instrument contemplated thereby, the repayment by Related Persons of the Notes and interest and fees provided in the Notes and this Agreement, or the performance by Related Persons of their obligation under any of the Loan Documents or any of the Dresser-Rand Contracts.

    4.7   Compliance with Laws.  Related Persons and their
Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws and the Natural
Gas Policy Act of 1978, as amended, except to the extent noncompliance could not reasonably be expected to result in a Material Adverse Effect.

    4.8 Proper Filing of Tax Returns and Payment of Taxes Due. Each Related Person has duly and properly filed all United States income tax returns and all other tax returns that are required to be filed, and has paid all material taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of each Related Person with respect to any taxes or other governmental charges are adequate in all material respects.

    4.9 ERISA. Each Related Person is in compliance in all material respects with all applicable provisions of ERISA. No Reportable Event has occurred with respect to any Single Employer Plan, and each Single Employer Plan has complied with and has been administered in all material respects with applicable provisions of ERISA and the Code. To the best knowledge of each Related Person and each Commonly Controlled Entity, (a) no Reportable Event has occurred with respect to any Multiemployer Plan, and (b) each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. The present value of all benefits vested under each Single Employer Plan maintained by any Related Person or any Commonly Controlled Entity (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits. None of Related Persons or any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan for which there is any withdrawal liability. As of the most recent valuation date applicable thereto, none of Related Persons or any

Commonly Controlled Entity would become subject to any liability under ERISA if Related Persons or any Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans. None of Related Persons or any Commonly Controlled Entity has received notice that any Multiemployer Plan is Insolvent or in Reorganization. To the best knowledge of Related Persons, no such Insolvency or Reorganization is reasonably likely to occur. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, Related Persons have no reason to believe that the annual cost during the term of this Agreement to Related Persons and all Commonly Controlled Entities for post-retirement benefits to be provided to the current and former employees of Related Persons and all Commonly Controlled Entities under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) will, in the aggregate, have a Material Adverse Effect.

    4.10 Environmental Laws. To the best of the knowledge and belief of Related Persons, except as would not have a Material
Adverse Effect:

          4.10.1 no Property of any Related Person is currently, or has ever been, on any federal or state list of Superfund Sites;

          4.10.2 no Hazardous Substances have in the past been generated, transported, and or disposed of, by any Related Person at a Superfund Site;

          4.10.3 except in accordance with a valid permit, license, certificate or approval of the relevant Governmental
Authority, no Release of Hazardous Substances by any Consolidated
Group Member or from, affecting or related to any Property of any Consolidated Group Member has occurred;

          4.10.4 no Environmental Complaint has been received by any Related Person;

          4.10.5 the Related Persons are conducting their businesses in material compliance with all applicable Environmental Laws, and have all permits, licenses and authorizations required in connection with the conduct of their businesses. Each Related Person is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder;

          4.10.6 no Related Person has any known material contingent liability in connection with any alleged generation, treatment, storage, recycling, transportation, disposal, or Release of any Hazardous Substances;

          4.10.7 no Related Person has handled any Hazardous
Substances, other than as a generator, on any properties now or previously owned or leased by any Related Person to an extent that such handling has, or may reasonably be expected to have, a Material Adverse Effect; and

    a. no PCBs are or have been present at any properties now or previously owned or leased by any Related Person to an extent that has, or may reasonably be expected to have, a Material Adverse Effect;

    b. no asbestos is or has been present at any properties now or previously owned or leased by any Related Person to an extent that has, or may reasonably be expected to have, a Material Adverse Effect;

    c. there are no underground storage tanks for Hazardous Materials, active or abandoned, at any properties now or previously owned or leased by any Related Person to an extent that has, or may reasonably be expected to have, a Material Adverse Effect;

         4.10.8 no Hazardous Substance generated by any Related Person has been recycled, treated, stored, disposed of or released by any Related Person other than in the ordinary course of business of such Related Person in compliance with applicable Environmental Laws;

         4.10.9 No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of any Related Person (and to the best knowledge of Borrower, no such notification has been filed with respect to any Related Person by any other Person), regarding a Release which has, or may reasonably be expected to have, a Material Adverse Effect and no property now or previously owned or leased by any Related Person is listed or proposed for listing as a Superfund Site;

         4.10.10 there are no Liens arising under or pursuant to any Environmental Laws on any of the real properties or properties owned or leased by any Related Person, and no government actions have been taken or are in process which could subject any of such properties to such Liens; nor would any Related Person be required to place any notice or restriction relating to the presence of Hazardous Substances at any properties owned by it in any deed to such properties.

         4.10.11   There have been no environmental
investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of any Related Person in relation to any properties or facility now or previously owned or leased by any Related Person which have not been made available to Lender.

    4.11 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, U or X.

    4.12 Investment Company Act Compliance.  None of Related
Persons is, nor is any Related Person either directly or indirectly controlled by or acting on behalf of any Person that is, an "investment company" or an "affiliated person" of any "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    4.13 Public Utility Holding Company Act Compliance. None of Related Persons is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

    4.14 Refunds. No orders of, proceedings pending before, or other governmental requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission or any Governmental Authority exist that could reasonably be expected to result in any Related Person being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

    4.15 Other Regulations. None of Related Persons is subject to regulation under any Requirement of Law that limits its ability to incur Indebtedness.

    4.16 Gas Contracts. Except as described on Exhibit 4.16 under the heading "Gas Contracts," none of Related Persons, as of the date hereof, (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Property at some future date without receiving full payment therefor at the time of delivery, or (b) has produced gas, in any material amount, subject to, and none of Related Persons nor any of the Mortgaged Property is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which such Related Person has established monetary reserves adequate in amount in all material respects to satisfy such obligations and has segregated such reserves from other accounts.

    4.17 Intellectual Property. Each Related Person owns or is licensed to use all Intellectual Property necessary for the conduct of its business as currently conducted that is material to its condition (financial or other), business, or operations. No claim has been asserted or is pending by any Person with the respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property, and none of Related Persons knows of any valid basis for any such claim. The use of such Intellectual Property by such Related Person does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of such Related Person.

    4.18 No Material Misstatements. No information, exhibit or report prepared by or at the direction and with the supervision of any Related Person and furnished to Lender by or at the direction of any Related Person in connection with the negotiation and preparation of this Agreement, nor any information, exhibit or report prepared by any other Person and so furnished to Lender by or at the direction of any Related Person, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

    4.19 Casualties or Taking of Property. Since December 31, 1993, neither the business nor any Property of any Related Person has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions of any Governmental Authority, riot, activities of armed forces or acts of God.

    4.20 Names of Business and Locations of Business, Offices and Property. None of Related Persons has, during the preceding five years had, been known by, or used any other corporate, trade or fictitious name, except as disclosed in Exhibit 4.20. Except as provided on Exhibit 4.20 under the heading "Principal Places of Business; Chief Executive Offices," the principal place of business and chief executive offices of each Related Person are located at the respective address of Related Persons set forth in Section 8.3 or at such other location as such Related Person may have, by proper written notice hereunder, advised Lender, provided that such other location is within a state in which appropriate financing statements from such Related Person in favor of Lender have been filed.

    4.21 Security Instruments. The provisions of each Security Instrument are effective to create in favor of Lender, a legal, valid and enforceable Lien in all right, title and interest of Related Persons in the Collateral described therein, which Liens constitute fully perfected first priority Liens on all right, title and interest of Related Persons in the Collateral described therein.

    4.22 Subsidiaries.  Borrower has no Subsidiaries other than
(a) Cliffs Drilling Venezuela, Inc., a Delaware corporation, (b) Cliffs Drilling De Venezuela, S.A., a Venezuelan corporation, (c) Guarantors and (d) any Subsidiaries organized or acquired subsequent to the date hereof that become Guarantors; COG has no Subsidiaries; and CDI has no Subsidiaries other than (a) Cliffs Drilling Company N.V., a Curacao-Netherlands Antilles corporation,
(b) Cliffs Drilling International N.V., a Curacao-Netherlands Antilles Corporation, (c) Cliffs Oil & Gas International N.V., a Curacao-Netherlands Antilles corporation, and (d) Cliffs Drilling De Mexico, S.A. De C.V., a Mexican corporation. All of the representations and warranties set forth in this Article 4 are true and correct with respect to any Subsidiary of any Related Person.

    4.23 No Election to be Treated as a Utility.  None of Related
Persons has elected to be treated as a utility or made a filing as a utility pursuant to the provisions of TEX. BUS. & COM. CODE ANN. # 35.01 et seq. (Vernon 1987).

    4.24 Permits. Except approvals as have previously been obtained, consents required in the ordinary course of operation of each Rig, and Venezuelan licenses issued upon or after entry by a Rig into Venezuela, no consents, licenses, approvals or authorizations are required in connection with the execution, delivery and performance by Borrower of its obligations under the Loan Documents or Dresser-Rand Contracts, and the transactions contemplated thereby.

    4.25 Condition of Rigs. The Rigs are in good condition and are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

    4.26 Brokerage Commissions. Any brokerage commissions due in connection with the transactions contemplated hereby have been paid in full by Borrower, and any such commissions coming due in the future will be promptly paid by Borrower. Borrower agrees to and shall indemnify Lender from any liability, claims or losses arising by reason of any such brokerage commissions.

    4.27 No Default. No Related Person is materially in Default under any agreement to which it is a party and no Event of Default (or event which with the giving of notice and the lapse of the time or both or other applicable condition might constitute an Event of Default) has occurred and is continuing under any such agreement.

    4.28 Fleet Mortgage. On the date of the first Loan, and thereafter, each Rig will be documented under the laws of the United States, in the name of Borrower, free and clear of all Liens of record other than the First Preferred Fleet Mortgage in favor of Lender and Permitted Liens, such First Preferred Fleet Mortgage has been filed and recorded in the appropriate office of the Marine Office (documentation), United States Coast Guard in Houston, Texas, the designated home port of each Rig, and such First Preferred Fleet Mortgage constitutes a "Preferred Mortgage" under the provisions of Chapter 313 of Title 46 of the United States Code having effect and with the priority provided in said Chapter 313, and no other filing, recording, refiling or rerecording or other action required in order to create, perfect and maintain a valid Preferred Mortgage on each Rig in favor of the Trustee for the benefit of Lender. Borrower is a citizen of the United States within the meaning of Section 2 of the Shipping Act, 1916, as amended, and is duly qualified to own and document each of the Rigs under the laws and flag of the United States of America and operate such Rigs as required by the Dresser-Rand Contracts.


                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

    To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower, and to induce Lender to enter into this Agreement and make the Loans, each Related Person jointly and severally warrants and covenants, so long as this Agreement remains in effect unless agreed in writing by Lender to the contrary:

    5.1 Maintenance and Access to Records. Each Related Person will keep adequate records, in accordance with GAAP, of all its material transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined in all material respects, and promptly following the reasonable request of Lender, make such records available for inspection by Lender and, at the expense of Related Persons, allow Lender to make and take away copies thereof.

    5.2 Monthly Reports. Each Related Person will deliver to Lender the following, which shall be certified by the Chief Financial Officer of each Related Person, (a) on or before the 20th day after the end of each calendar month, a Borrowing Base Certificate, a Receivables Report, and a brief report on the status and location of each Rig, and (b) on or before the 20th day after the end of each calendar month, a Contracts Report.

    5.3 Quarterly Financial Statements and Contract Reports. Each Related Person will deliver to Lender the following, which shall be certified by the Chief Financial Officer of each Related Person,
(a) on or before the 45th day after the close of each of the first three quarterly periods of each fiscal year of the Consolidated Group, a copy of the unaudited consolidated and consolidating Financial Statements of the Consolidated Group as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, as applicable, such Financial Statements to be prepared in accordance with GAAP consistently applied and as a fair presentation of the condition of the Consolidated Group subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 70th day after the close of each of the first three calendar quarters in each calendar year, a copy of the report delivered pursuant to Section 2.3 (j) of the Assignment, Bill of Sale and Conveyance and Reservation of Overriding Royalty Interest agreements delivered pursuant to the terms of the Exploration Agreement.

    5.4 Annual Financial Statements and Budgets. Each Related Person will deliver to Lender, on or before the 90th day after the close of each fiscal year of the Consolidated Group, a copy of (a) the annual audited consolidated and unaudited consolidating Financial Statements of the Consolidated Group and (b) the comment letter submitted by the accountants to management in connection with the annual report. Each Related Person will deliver to Lender, on or before the 30th day after the close of each fiscal year of the Consolidated Group, a copy of the proposed annual budget and business plan of the Consolidated Group. Each Related Person will deliver to Lender, on or before May 1 of each year, a copy of the annual reports delivered pursuant to Sections 2.3(j) and 3.2 of the assignment agreements referenced in Section 5.3(c) above.

    5.5  Reserve Reports.

          5.5.1 Each Related Person will deliver to Lender as soon as available but in any event on or before each March 31 during the term hereof, (a) an engineering report in form and substance meeting the requirements of the Securities and Exchange Commission for financial reporting purposes, certified by Huddleston & Co., Inc., or another nationally-recognized firm of independent consulting petroleum engineers acceptable to Related Persons and Lender, as fairly and accurately setting forth (i) the proven and producing, shut in, behind pipe and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties of the Consolidated Group as of December 31 of the year for which such reserve report is furnished, (ii) the aggregate present value, determined on the basis of assumptions, of the future net income with respect to such Oil and Gas Properties, discount rate, (iii) projections of the annual rate of production, gross income and net income with respect to such proven and producing reserves and noting thereon any Oil and Gas Properties not constituting Mortgaged Properties and (b) a duplicate of such engineering report by such engineer that shall utilize pricing assumptions, discount rates and other assumptions as Lender shall, in its sole discretion, determine to be appropriate.

          5.5.2 Each Related Person will deliver to Lender from time to time at the election of Related Persons, an engineering report in form and substance satisfactory to Lender prepared by or under the supervision of the chief petroleum engineer of Related Persons evaluating the Oil and Gas Properties of the Consolidated Group, updating the information provided in the reports previously provided pursuant to subsection 5.5.1 of this Section and noting thereon any Oil and Gas Properties not constituting Mortgaged Properties.

          5.5.3 Each Related Person will deliver to Lender, promptly upon receipt thereof, the engineering report and other reports received from time to time in connection with the Assignments of Proceeds Production Payments executed by TransAmerican Natural Gas Corporation and/or its affiliates Southern States Petroleum Partnership in favor of Borrower.

    5.6 Stockholder Communications and Securities and Exchange Commission Filings. Each Related Person will furnish to Lender within 5 days after any material report (other than financial statements) or other communication is sent by any Consolidated Group Member to its stockholders, filed by any Consolidated Group Member with the Securities and Exchange Commission or any successor or analogous Governmental Authority, filed by any Consolidated Group Member with any stock exchange or is issued as a press release, copies of such report or communication, without exhibits except as may be requested by Lender.

    5.7 Notices of Certain Events. Each Related Person will deliver to Lender, immediately upon having knowledge thereof, a written statement with respect to the occurrence of any of the following events or circumstances, signed by the Chief Financial Officer of the relevant Related Person and setting forth the relevant event or circumstances and the steps being taken by the relevant Related Person with respect to such event or circumstance:

          5.7.1  any Default or Event of Default;

          5.7.2 any default or event of default under any contractual obligation of Related Persons or any Subsidiary of Related Persons, or any litigation, investigation or proceeding between any Related Person or any Subsidiary of any Related Person and any Governmental Authority that, in either case, if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          5.7.3 any litigation or proceeding involving any Related Person or any Subsidiary of any Related Person as a defendant or in which any Property of any Related Person or any Subsidiary of any Related Person is subject to a claim and in which the amount involved is $500,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

          5.7.4 any sale, transfer or other disposition of assets owned by any Related Person or any Subsidiary of any Related Person whether now owned or hereafter acquired (including, without limitation, any discount or sale of Credit Accounts), the greater of the book value or the sale price of which exceeds $2,000,000.

          5.7.5  any Reportable Event or imminently expected
Reportable Event with respect to any Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or the institution of proceedings or the taking of any other action by PBGC, any Related Person or any Commonly

Controlled Entity or Multiemployer Plan with respect to the withdrawal from or the termination, Reorganization or Insolvency of, any Single Employer Plan or Multiemployer Plan;

          5.7.6 the receipt by any Related Person or any Subsidiary of any Related Person of any Environmental Complaint or any formal request from any Governmental Authority or other entity for information (other than requirements for periodic reports required by any Governmental Authority pursuant to any permit or Requirement of Law) regarding any Release of Hazardous Substances by any Consolidated Group Member or any Subsidiary of any Consolidated Group Member or from, affecting or related to any Property of any Consolidated Group Member or any Subsidiary of any Consolidated Group Member, but only to the extent that such matter if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          5.7.7 any actual, proposed or threatened testing or other investigation by any Governmental Authority or other entity concerning the environmental condition of, or relating to, any Property of any Consolidated Group Member or any Subsidiary of any Consolidated Group Member following any allegation of a violation of any Requirement of Law, but only to the extent that such matter if not cured or if adversely determined, as the case may be, would have a Material Adverse Effect;

          5.7.8 any Release of Hazardous Substances by any Consolidated Group Member or any Subsidiary of any Consolidated Group Member or from, affecting or related to any Property of any Consolidated Group Member of any Subsidiary of any Consolidated Group Member, except in accordance with a valid permit, license, certificate or approval of the relevant Governmental Authority or of a substance not subject to regulation under Environmental Laws, or the violation of any Environmental Law or the revocation, suspension or forfeiture of or failure to renew, any permit, license, registration, approval or authorization that could reasonably be expected to result in a Material Adverse Effect;

          5.7.9 any material decline in the value of the Collateral;

          5.7.10 the change in identity or address of the Person remitting to any Related Person proceeds from the sale of hydrocarbon production from or attributable to any Oil and Gas
Property in which all or any portion of the interest of any Related Persons therein serves as Collateral;

          5.7.11 the receipt by any Related Person of any notices delivered pursuant to Sections 2.02(iii) or 2.03 of the Exploration Agreement or Section II of the Letter Agreement dated effective
April 21, 1989, amending the Exploration Agreement;

          5.7.12 the receipt by any Related Person of any notice indicating that Borrower's interest in the Oil and Gas Properties subject to the Exploration Agreement has been adjusted, or that accrual or payment of Charter Hire under any Charter has (once commenced) been delayed or deferred for any reason; and

          5.7.13 any other event or condition which could reasonably be expected to cause a Material Adverse Effect.

    5.8 Division Orders. Each Related Person will promptly upon request by Lender at any time and from time to time following the occurrence of any Event of Default and without limitation on the rights of Lender pursuant to Sections 2.3.12 and 2.3.13, execute such division and transfer orders as are necessary or appropriate to transfer and deliver to Lender proceeds from the sale of hydrocarbon production from or attributable to any Oil and Gas Property of any Related Person as to which all or any portion of the interest of such Related Person therein constitutes Collateral.

    5.9 Additional Information. Each Related Person will furnish to Lender, promptly upon the reasonable request of Lender, such additional financial or other information concerning the assets, liabilities, operations and transactions of the Related Persons or any Subsidiary of any Related Person as Lender may from time to time reasonably request; and notify Lender not less than 10 Business Days prior to any change in its name or the location of its principal place of business or chief executive office, and, upon the request of Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

    5.10 Compliance with Laws and Payment of Assessments and Charges. Each Related Person will comply, and cause each Subsidiary of any Related Person to comply, with all Requirements of Law, including, without limitation, the Natural Gas Policy Act of 1978, as amended, and pay all taxes, assessments, governmental charges, rent and other Indebtedness that, if unpaid, might become a Lien against its Property other than a Permitted Lien, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to comply or pay could not reasonably be expected to result in a Material Adverse Effect.

    5.11 Compliance with ERISA. To the extent, if any, ever applicable, each Related Person will comply in all material respects with all requirements, including, without limitation, the minimum funding requirements, of ERISA, so as not to give rise to any material liability thereunder or to incur any Reportable Event thereunder, and promptly furnish to Lender (a) if requested, promptly after the filing thereof with the United States Secretary of Labor or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (b) immediately upon becoming aware of the occurrence of any Reportable Event or of any "prohibited transaction," as such term is defined in Section 4975 of the Code in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer of the relevant Related Person specifying the nature thereof, what action such Related Person is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto.

    5.12  Compliance with Environmental Laws.

          (a) Each Related Person will comply, and cause each Subsidiary of any Related Person to comply, in all material respects with all Requirements of Law, including, without limitation, Environmental Laws, (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of any Related Person in which Lender has a Lien or any other Property of any Related Person, or (ii) required for the performance or conduct of its operations, including, without limitation, all permits, licenses, registrations, approvals and authorizations, and, in this regard, comply fully and in a timely manner with, and cause all employees, crew members, agents, contractors, subcontractors and future lessees (pursuant to appropriate lease provisions) of each Related Person and any subsidiary of any Related Person while such Persons are acting within the scope of their relationship with the relevant Related Person or any Subsidiary of any Related Person, to so comply in all material respects with, all Requirements of Law and other requirements with respect to the Property of any Related Person or any Subsidiary of any Related Person and the operation thereof necessary or appropriate to enable any Related Person or any Subsidiary of any Related Person to fulfill its obligations in all material respects under all Requirements of Law applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Substances now or hereafter located or present on or under any such Property.

          (b) Promptly, and in any event within 30 days after the end of each fiscal year of the Related Persons, the Related Persons will deliver to Lender a certificate signed by the chief executive officer of the Company stating to his knowledge, that the Related Persons are in compliance with the requirements of this Section 5.12 or setting forth, to his knowledge any non-compliance with the requirements of this Section, which certificate shall specifically cover any matters brought to the attention of the boards of directors of the Related Persons.

    5.13 Hazardous Substances Indemnification. Each Related Person will, jointly and severally, defend, indemnify and hold Lender, its employees, agents, officers and directors harmless from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial actions, requirements and enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including, without limitation, attorneys' fees and expenses), arising directly or indirectly, in whole or in part, from (a) the presence of any Hazardous Substances on, under or from its Property, whether prior to or during the term hereof, (b) any activity carried on or undertaken on or off its Property, whether prior to or during the term hereof, and whether by any Related Person or any predecessor in title, employee, agent, contractor or subcontractor of any Related Person or any predecessor in title, or any third Persons at any time occupying or present on such Property, in connection with the handling, treatment, removal, storage, decontamination, cleanup, transportation or disposal of any Hazardous Substances at any time located or present on or under such Property, or (c) any residual contamination on or under the Property of any Related Person or any Property of any other Person, or affecting any natural resources, and to any contamination of any Property or natural resources arising in connection with the generation, use, handling, storage, transportation or disposal of any Hazardous Substances, irrespective of whether any of such activities were or will be undertaken in accordance with applicable Requirements of Law, INCLUDING, WITHOUT LIMITATION, ANY OF THE FOREGOING ARISING FROM NEGLIGENCE, WHETHER SOLE OR CONCURRENT, ON THE PART OF LENDER; with the foregoing indemnity surviving satisfaction of all Obligations and the termination of this Agreement, provided that such indemnity shall not extend to any act or omission by Lender with respect to any Property subsequent to Lender becoming the owner of such Property and with respect to which Property such claim, loss, damage, liability, fine, penalty, charge, proceeding, order, judgment, action or requirement arises subsequent to the acquisition of title thereto by Lender.

    5.14 Maintenance of Corporate Existence and Good Standing. Each Related Person will maintain its corporate existence or qualification and good standing in its jurisdiction of incorporation and in all jurisdictions wherein the Property now owned or hereafter acquired or business now or hereafter conducted necessitates same, unless the failure to do so would not have a Material Adverse Effect.

    5.15 Further Assurances. Each Related Person will promptly cure any defects in the execution and delivery of any of the Loan Documents and all agreements contemplated thereby, and execute, acknowledge and deliver such other assurances and instruments as shall, in the reasonable opinion of Lender, be necessary to fulfill the terms of the Loan Documents.

    5.16 Agreement to Deliver Security Instruments. Each Related Person agrees to deliver, to further secure the Obligations whenever requested by Lender in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Instruments in form and substance satisfactory to Lender for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any of the Related Persons. Each Related Person also agrees to deliver, whenever requested by Lender in order to confirm the Oil and Gas Reserves, favorable title opinions from legal counsel acceptable to Lender with respect to such Related Person's properties and interests designated by Lender, based upon abstract or record examinations to dates acceptable to Lender and (a) stating that such Related Person has good and indefeasible title to such properties and interests, free and clear of other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Instruments securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Lender may reasonably request. Within 15 days after the date of this Agreement, the Related Persons will satisfy those requirements and cure those defects relating to the Oil and Gas Properties that have been specified to Borrower in writing by Lender's counsel prior to the date of this Agreement.

    5.17 Initial Fees and Expenses. Each Related Person will promptly pay directly, on behalf of Lender, all out of pocket costs and expenses of Lender, including without limitation, reasonable fees and expenses of Thompson & Knight, special counsel to Lender, and Donovan, Leisure, Newton & Irvine, special New York counsel to Lender, in connection with the negotiation, preparation, execution and delivery of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein and the consummation of the transactions contemplated in this Agreement.

    5.18 Expenses. The Related Persons, jointly and severally, agree to pay or reimburse Lender for paying: (a) all reasonable out-of-pocket costs and expenses of Lender (including, without limitation, the reasonable fees and expenses of counsel, environmental consultants, insurance consultants and other professionals retained by Lender) in connection with (i) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Loan Documents requested by the Related Persons or required to preclude the Related Persons from being in Default; (b) all reasonable costs and expenses of Lender (including reasonable counsel fees) in connection with (i) any Default and any enforcement or collection proceedings resulting therefrom and (ii) the enforcement of this Section 5.18; (c) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents, Dresser-Rand Contracts or any other documents referred to herein or therein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any Lien contemplated by this Agreement or any other Loan Document or any other document referred to herein or therein; and (d) all reasonable out-of-pocket third-party costs of engineers, environmental or any other consultants and agents incurred in connection with this Agreement or the Loan Documents. In addition to the foregoing, until all Obligations to Lender have been paid in full, the Related Persons will also pay or reimburse Lender for paying all reasonable out-of-pocket costs and expenses of Lender or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Lender, including, without limitation, travel and miscellaneous expenses and fees and expenses of Lender's outside counsel, reserve engineers and other consultants engaged in connection with the Loan Documents. The Related Persons hereby agree to indemnify Lender and its directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to this Agreement, the Loan Documents or the Dresser-Rand Contracts, the extensions of credit hereunder or any actual or proposed use by the Related Persons of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred solely by reason of the gross negligence or willful misconduct of the Person to be indemnified).

    5.19 Maintenance of Rigs and Tangible Property. Borrower will maintain, preserve, protect, and keep each Rig in compliance with all applicable requirements of the Dresser-Rand Contracts, in compliance with all applicable laws, rules and regulations, and otherwise in good, insurable, and seaworthy condition. Each Related Person will maintain all of its tangible Property in good repair and condition, ordinary wear and tear excepted, and make all necessary replacements thereof and operate such Property in a good and workmanlike manner, except to the extent the failure to do so would not have a Material Adverse Effect.

    5.20  Maintenance of Insurance and Evidence Thereof.

          (a) Each Related Person will obtain and continue to maintain insurance as required by the Security Instruments and such other insurance with respect to its Properties and businesses against such liabilities, casualties, risks and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect (including, without limitation, Energy, Exploration and Development coverage, sometimes referred to as "turnkey" insurance, which "turnkey" insurance shall be maintained in the form and at least in the dollar amounts currently held by such Related Person except that coverage under paragraph 1b of Section B (which relates to drill stem or other equipment stuck in a well) of such coverage shall be required only to the extent such coverage is available upon terms reasonably satisfactory to such Related Person), all such insurance to be in amounts and from insurers acceptable to Lender, and, upon any renewal of any such insurance and at other times upon request by Lender, furnish to Lender evidence, satisfactory to Lender, of the maintenance of such insurance.

          (b) At all times while the Charter of a Rig is in effect, Borrower shall comply with the following with respect to such Rig, and the requirements of this subsection 5.20(b) shall supersede any conflicting requirements of clauses (i),
    (ii), (iv), (v), (vi) and (ix) of Section 15(a) (but not the other requirements of Section 15) of the First Preferred Fleet Mortgage during such time.

          (i) Borrower shall obtain and maintain all insurance as set forth in Article XIII of the Charter to be maintained by the Company as "Owner" and will comply with all provisions pertaining to insurance in the Multiparty Agreement.

          (ii) Borrower will deliver to Lender promptly after Borrower's receipt thereof copies of all certificates, documents and other information between Borrower and Dresser-Rand relating to insurance, casualties or claims.

    5.21 Inspection of Tangible Assets. Each Related Person will permit any authorized representative of Lender, following reasonable prior notice to the Related Persons and during normal business hours, to visit and inspect any tangible asset of any Related Person, at the sole risk of Lender, but at the expense of the Related Persons to the extent of reasonable expenses incurred by Lender.

    5.22  Payment of Notes and Performance of Obligations.
Borrower will pay the Notes according to the reading, tenor and effect thereof, as modified hereby, and do and perform every act and discharge all other Obligations.

    5.23 Performance of Contracts. Each Related Person will perform and observe in all material respects each of the provisions of the Contracts on its part to be performed or observed prior to the termination thereof, unless and to the extent only that the same shall be contested in good faith by appropriate action by or on behalf of any Related Person. The Related Persons will comply with all terms of the Dresser-Rand Contracts.

    5.24 Lockbox and Lockbox Account Arrangement. Upon request of Lender, each Related Person will execute, maintain in full force and effect, and comply in all respects with the provisions of such documentation as may be reasonably required by Lender to establish the Lockbox and the Lockbox Account (including, without limitation, a Lockbox Agreement for each Related Person with an attached schedule of Lockbox Standard Processing Procedures and an associated Lockbox Setup Checklist), and direct all account debtors under the Credit Accounts of each Related Person and all purchasers of production from the Mortgaged Properties to make remittance to the Lockbox; provided, however, upon the occurrence of any Default or Event of Default, access by Related Persons to the Lockbox Account shall terminate and funds accumulating in the Lockbox Account shall, subject to the exercise of any remedy available to Lender upon an Event of Default, be subject to investment, at the direction of Related Persons and for the account of Related Persons (with any earnings on any such investment to be deposited in and added to the balance of the Lockbox Account), in Eligible Cash Equivalents.

    5.25 Gas Imbalances. No Related Person will have any net gas imbalances, take-or-pay or other prepayments with respect to any Oil and Gas Properties which would require any such Related Person to deliver hydrocarbons produced from any Oil and Gas Property at some future time without then or thereafter receiving full payment therefor, which would (i) exceed $750,000 in the aggregate for all Related Persons or (ii) with respect to any individual material well, exceed the proved developed producing reserves attributable to such well.

    5.26 Dresser-Rand Contracts. Borrower shall not (i) permit any default under the terms of the Dresser-Rand Contracts, (ii) waive any of the obligations of the parties thereto, (iii) do any act which would relieve the parties thereto from their respective obligations thereunder, or (iv) make any amendments to, or change orders with respect to, the Dresser-Rand Contracts without the prior consent of Lender.

    5.27 Payment and Performance Bond. Except as permitted pursuant to Section 6.2(a) hereof, Borrower shall not (i) contract for any payment or performance bond, nor (ii) permit any modification, amendment or termination of any payment or performance bond in any respect, without the prior consent of Lender.

    5.28 Right of Lender to Inspect Rigs. Borrower shall permit Lender and its representatives and agents to enter upon the Rigs and to inspect the Rigs and all materials to be used in the refitting thereof and all books, records, contracts, statements, invoices, bills, plans and specifications, shop drawings, appraisals, title and other insurance, reports, lien waivers and all other instruments and documents of any kind relating to the refitting, leasing and operation of the Rigs; shall cooperate with

Lender and its representatives and agents during such inspections and shall maintain all of the foregoing for such inspections; shall permit the photographing of any portions of the Rigs or any materials thereon; and shall, if requested by Lender or its representatives or agents, move, remove or uncover such materials or portions of the Rigs as shall be reasonably necessary fully and completely to inspect the Rigs; provided, however, that this provision shall not be deemed to impose upon Lender any duty or obligation whatsoever to undertake such inspections, to correct any defects in the Rigs or to notify any person with respect thereto.

    5.29 Correction of Defects. Borrower shall promptly correct any structural defect in the Rigs and any violation of any requirement of any Governmental Authority.


                                   ARTICLE 6

                               NEGATIVE COVENANTS

    To conform with the terms and conditions under which Lender is willing to have credit outstanding to Borrower and to induce Lender to enter into this Agreement and make the Loans, each Related Person jointly and severally warrants and covenants that so long as this Agreement remains in effect unless agreed in writing by Lender to the contrary:

    6.1 Indebtedness. No Related Person will create, incur, assume or suffer to exist any Indebtedness other than that reflected in the financial statements referred to in Section 4.4 above (and renewals and extensions of, but not increases to, such Indebtedness) whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) unsecured current accounts payable incurred in the ordinary course of business, that are not unpaid in excess of 90 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, and
(c) Indebtedness owed to any other Consolidated Group Member.

    6.2 Contingent Obligations. No Related Person will create, incur, assume or suffer to exist any Contingent Obligation other than that reflected in the financial statements referred to in
Section 4.4 above (and renewals and extensions of, but not increases to, such Contingent Obligations) provided, however, the foregoing restriction shall not apply to (a) performance guarantees and performance, surety or other bonds provided in the ordinary course of business, (b) trade credit incurred or operating leases entered into in the ordinary course of business, (c) guarantees by the Borrower of the obligations of any joint venture to which any of the Related Persons or any of their respective Subsidiaries is a joint venturer or (d) the Obligations (with respect to COG and CDI); provided, however, with respect to any Contingent Obligations allowed pursuant to Section 6.2 (c), such obligations must be related to the types of business currently being conducted by the Related Persons and such Contingent Obligations may never exceed in the aggregate $1,000,000.

    6.3 Liens. No Related Person will create, incur, assume or suffer to exist any Lien on any of its Property (now owned or hereafter acquired); provided, however, the foregoing restrictions shall not apply to (a) Permitted Liens or (b) Liens provided for in
Exhibit 4.3.

    6.4 Sales of Assets. No Related Person will sell, transfer or otherwise dispose of, in one or any series of transactions within any 12-month period, assets, whether now owned or hereafter acquired (including, without limitation, any discount or sale of Credit Accounts), the higher of the aggregate book value or the sale price of which for the Consolidated Group exceeds $2,000,000, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to the sale of hydrocarbons or inventory in the ordinary course of business, to sales of a Rig upon exercise by Dresser-Rand of its purchase option under the Related Charter, or to sales of assets described in Exhibit 6.4.

    6.5 Dividends and Distributions. In any fiscal year of the Consolidated Group, no Related Person will declare, pay or make, whether in cash or Property of any Related Person or any Subsidiary of any Related Person, any dividend or distribution on, or purchase, redeem or otherwise acquire for value, any share of, any class of its capital stock; provided, however, the foregoing restriction shall not apply to (i) dividend payments not exceeding the aggregate amount of $665,000 for any calendar quarter payable to holders of shares of convertible exchangeable preferred stock of Borrower outstanding on the Closing Date; provided, however, such quarterly dividend payments shall not be distributed after the occurrence of or during the continuance of a Default or an Event of Default, (ii) redemptions of shares of convertible exchangeable preferred stock of Borrower outstanding at the Closing Date, pursuant to Section 7 of the Certificate of Designations of Borrower dated September 20, 1988 or (iii) the purchase by Borrower after the Closing Date of up to 80,000 shares of its common stock $0.01 par value per share in the open market.

    6.6   Changes in Corporate Structure.

          6.6.1 Borrower will not issue, sell or otherwise dispose of any shares of the capital stock of any Guarantor issued in the name of Borrower such that Borrower would cease to own all of the outstanding capital stock of all the Guarantors.

          6.6.2 CDI will not issue, sell or otherwise dispose of any shares of the capital stock of any of its Subsidiaries issued in the name of CDI such that CDI would cease to own all of the outstanding capital stock of its Subsidiaries.

          6.6.3 None of the Related Persons will enter into any transaction of dissolution or liquidation of the Related Persons or any Subsidiary of the Related Persons or any sale, transfer, lease or other disposition of all or any substantial part of the Property, assets or business of the Related Persons or any Subsidiary of the Related Persons.

          6.6.4 No Related Person will become a party to any merger or consolidation of any Related Persons, unless any Subsidiary of Borrower merges into or consolidates with a Related
Person.

    6.7 Organization or Acquisition of Subsidiaries. No Related Person will organize, acquire or agree to acquire in excess of 50% of the outstanding shares of capital stock of any Person entitled to vote for the election of directors of any Person unless, contemporaneously with such acquisition, such Person is merged into a Related Person in compliance with Section 6.6.4 above or such Person shall take such actions as necessary, in the reasonable opinion of Lender to establish itself as a Guarantor.

    6.8 Transactions with Affiliates. No Related Person will directly or indirectly, enter into any transaction (including the sale, lease or exchange of Property or the rendering of service) with any of its Affiliates other than the other Related Persons, except upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person that was not an Affiliate.

    6.9 Payment of Accounts Payable. No Related Person will allow any account payable to be in excess of 90 days past due, except such as are being contested in good faith and as to which such reserve as required by GAAP has been established with respect thereto or if the failure to pay such account payable would not have a Material Adverse Effect.

    6.10 Loans or Advances. No Related Person will make or agree to make or allow to remain outstanding any loans or advances to any Person in excess of an aggregate of $250,000 at any point in time, except (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable,
(b) loans, advances or extensions of credit to suppliers or contractors under applicable contracts or agreements in connection with oil and gas development activities of any Related Persons, (c) loans or advances to any other Consolidated Group Member and (d) other loans and advances that may be approved by Lender from time to time in its sole discretion.

    6.11 Investments. No Related Person will make, agree to make or suffer to exist any Investment other than (a) that reflected in the financial statements referred to in Section 4.4. above, (b) overnight investments of cash at institutions reasonably acceptable to Lender or (c) Cash Equivalents or other investment vehicles offered by financial institutions reasonably acceptable to Lender.

    6.12 Nature of Business. No Related Person will make or permit to occur any material change in the nature of its business.

    6.13 Exploration Agreement. Except for any agreement solely extending the term of the Exploration Agreement, notwithstanding anything in any document to the contrary, no Related Person will enter into any (i) operating agreement, contract or agreement with respect to the Exploration Agreement, which has a Material Adverse Effect or (ii) amendment or modification to the Exploration Agreement.

    6.14 Current Ratio. Related Persons will not permit, at any time the ratio, on a consolidated basis for the Consolidated
Group, of Consolidated Current Assets to Consolidated Current
Liabilities to be less than 1.2 to 1.0.

    6.15 Consolidated Adjusted Equity. Related Persons will not permit at any time their Consolidated Adjusted Equity to be less than $75,000,000.

    6.16 Funded Debt to Total Capitalization Ratio. Borrower shall not permit Consolidated Funded Debt as of any date to exceed 55% of Consolidated Total Capitalization. As used in this Section 6.16, "Total Capitalization" shall mean the sum of Consolidated Funded Debt, par value of preferred stock (if any), par value of common stock, capital in excess of par value of common and preferred stock and retained earnings, less treasury stock (if any).

    6.17 Hedging Contracts. No Related Person will be a party to or in any manner be liable on any forward, future, swap or hedging contract, except:

          6.17.1 contracts entered into by Borrower with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Related Persons that is accruing interest at a variable rate, provided that (i) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is Agent, any Lender or one of their respective Affiliates) at the time the contract is made has long-term obligations rated A or A2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency).

          6.17.2 contracts entered into with the purpose and effect of fixing prices on oil and/or gas expected to be produced by the Related Persons, provided that at all times: (i) no such contract fixes a price for a term more than twelve (12) months;
(ii) the aggregate monthly production covered by all such contracts settled on a monthly basis, by a monthly proration acceptable to Lender for any single month does not in the aggregate exceed eighty-five percent (85%) of the Related Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of the Related Persons' businesses for such month,
(iii) no such contact requires any Related Person to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Related Person in performing its obligations thereunder and (iv) each such contract shall be with a counterparty or have a guarantor of the obligation of the counterparty who (unless such counterparty is Lender or one of its affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. ( or a successor credit rating agency). As used herein, the term "Projected Oil and Gas Production" means the projected production of oil and/or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Related Person which are located in or offshore of the United States and which have attributable to them provided oil or gas reserves and, with respect to Borrower, as reflected in the most recent report delivered pursuant to Section 5.5, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests owned by Borrower that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of such Section 5.5 and otherwise satisfactory to Lender.

          6.17.3 contracts entered into by a Related Person with the purpose and effect of fixing currency exchange rates between U.S. dollars and one or more foreign currencies in which a Related Person will be receiving or making payments, provided that (i) the aggregate notional amount of such contracts never exceeds 85% of the anticipated payments to be hedged by such contracts and (ii) the obligation of the counterparty who (unless such counterparty is Lender or one of its affiliates) at the time the contract is made has long-term obligations rated A or A2 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency).

                                   ARTICLE 7

                               EVENTS OF DEFAULT

    7.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default as that term is used herein:

          7.1.1 default shall be made in the payment when due of any installment of principal or interest under this Agreement or the Notes or in the payment when due of any Commitment Fee or Letter of Credit Fee or any other Obligation and, with respect to the payment of interest on the Revolving Credit Note or principal or interest on the Term Note, such default shall continue for one Business Day;

          7.1.2 default shall be made in the due observance or performance of Sections 6.1, 6.4, 6.5, 6.6, 6.7, 6.10, 6.11, 6.15
and 6.16.

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

          7.1.3 there shall exist a default under or an Event of Default as defined in any Loan Document or default shall be made by any Related Persons in the due observance or performance of any agreement contained in any of the Loan Documents (other than as specified in Sections 7.1.1 and 7.1.2) and such default or Event of Default shall continue for 30 days after the earlier of notice thereof to the Related Persons by Lender or actual knowledge thereof by a Responsible Officer of the Related Persons.

          7.1.4 any representation or warranty made by any Related Persons in any of the Loan Documents, including, without limitation, any Notice of Revolving Credit Borrowing proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate or data furnished or made to Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

          7.1.5 default shall be made by any Related Person (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note or other evidence of Indebtedness the amount of which exceeds $100,000 or under any credit agreement, loan agreement, indenture, promissory note or similar agreement or instrument executed in connection with any of the foregoing, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto, except such as is being contested in good faith and as to which such reserve as is required by GAAP has been made;

          7.1.6 any Related Person shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

          7.1.7 an order, judgment or decree shall be entered against any Related Person by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian or liquidator of it or all or any substantial part of its assets and such order, judgment or decree shall not be dismissed or stayed within 60 days;

          7.1.8 any levy, execution, garnishment, attachment, sequestration or other writ or similar proceeding against any material portion of the Property of any Related Person that is not permanently dismissed, discharged or stayed within 60 days after the levy;

          7.1.9 a final and non-appealable order, judgment or decree shall be entered against any Related Person for money damages and/or Indebtedness due in an amount in excess of $200,000 and such order, judgment or decree shall not be satisfied, dismissed or stayed within 60 days;

          7.1.10 any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan; any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan for which an excise tax is due or would be due in the absence of a waiver; a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Lender, likely to result in the termination of such Plan for purposes of Title IV of ERISA; any Single Employer Plan shall terminate for purposes of Title IV of ERISA; any Related Person or Commonly Controlled Entity shall incur or, in the reasonable opinion of Lender, be likely to incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan; or any other event or condition shall occur or exist with respect to a Plan and the result of such events or conditions referred to in this subsection
7.1.10 could subject any Related Person or Commonly Controlled Entity to any tax (other than an excise tax under Section 4980 of the Code), penalty or other liabilities which taken in the aggregate would exceed $100,000 and any such circumstance shall exist for in excess of 90 days;

          7.1.11 any charges are filed or any other action or proceeding is instituted by any Governmental Authority against any Related Person under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. Section 1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of any Related Person subject to a Lien pursuant to the Security Instruments without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

          7.1.12 any Related Person fails to duly observe, perform or comply with any covenant, agreement or provision of any Dresser-Rand Contract, and such failure is not remedied within any applicable period of grace provided for in such Dresser-Rand Contract, or any representation or warranty made by or on behalf of any Related Person in connection with any Dresser-Rand Contract shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document or Dresser-Rand Contract at any time ceases to be valid, binding and enforceable against the Related Persons or Dresser-Rand (to the extent they are parties thereto) in accordance with the terms thereof for any reason other than its release or subordination by Lender, or any Related Person or any other party to any Dresser-Rand Contract shall assert in writing that any Dresser-Rand Contract is not valid, binding and enforceable;

          7.1.13 any Related Person shall have (i) concealed, removed or diverted, or permitted to be concealed, removed or diverted, any part of its Property, with intent to hinder, delay or defraud its creditors or any of them; (ii) made or suffered a transfer of any of its Property that is fraudulent under any bankruptcy, fraudulent conveyance or similar law; (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or
(iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint that is not vacated within 90 days from the date thereof;

          7.1.14 any Security Instrument shall for any reason (other than the failure of the title of any Related Person in the Property covered thereby) fail or cease to create valid and perfected first priority Lien against the Collateral purportedly covered thereby, subject only to Permitted Liens, and such failure shall continue for 30 days after the earlier of notice thereof to such Related Person by Lender or knowledge thereof by any Responsible Officer of such Related Person; or

          7.1.15 the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by Lender.

          7.1.16 either (i) any person (with the defined meaning as used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or any successor provision) or group of persons acting in concert as a partnership or other group (a "Group of Persons"), shall become the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor provision) of more than 50% of Borrower's common stock or (ii) during any period of two consecutive years (A) the members of the board of directors of the Company (the "Board") as of December 31, 1993, (B) any director elected thereafter in any annual meeting of the stockholders of Borrower upon the recommendation of the Board, and (C) any other member of the Board who will be recommended or elected to succeed those Persons described in subclauses (A) and
(B) of this clause (ii) by a majority of such Persons who are then members of the Board, cease for any reason to constitute collectively a majority of the Board then in office, or (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of Borrower to any Person or Group of Persons.

    7.2 Remedies. Upon the occurrence with respect to Borrower of an Event of Default specified in Sections 7.1.6 or 7.1.7, the aggregate principal amount of all Obligations then outstanding hereunder and the interest accrued thereon shall automatically become immediately due and payable; upon the occurrence of any other Event of Default, Lender may declare the aggregate principal amount of all Obligations then outstanding hereunder and the interest accrued thereon immediately due and payable. In either case, the entire principal balance of the Obligations and all accrued interest thereon shall thereupon become immediately due and payable, without notice (including, without limitation, notice of intent to accelerate maturity or notice of acceleration of maturity) and without presentment, demand, protest, notice of protest or other notice of default or dishonor of any kind, except as provided to the contrary elsewhere herein, all of which are hereby expressly waived by each Related Person.


                                   ARTICLE 8

                                 MISCELLANEOUS

    8.1 Transfers and Participations. Lender may, at any time, grant participations in, sell, transfer or assign, the Obligations or any portion thereof; and Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Related Persons or otherwise obtained, as Lender determines necessary or desirable. The Related Persons agree that each Transferee other than a participant, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee.

    8.2 Survival of Representations, Warranties and Covenants. All representations and warranties of the Related Persons and all covenants and agreements herein made shall survive the execution and delivery of the Notes and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding.

    8.3 Notices and Other Communications. Except as to verbal or facsimile notices expressly authorized herein, which verbal or facsimile notices shall be confirmed in writing, all notices, requests and communications hereunder shall be in writing (including by facsimile). Unless otherwise expressly provided herein, any such notice, request, demand or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of facsimile notice, when sent and telephonic or other confirmation received, addressed as follows:

          (a)  if to Lender, to:

               Internationale Nederlanden (U.S.) Capital
               Corporation
               135 East 57th Street
               New York, New York  10022-2101
               Attention:  Trond Rokholt
                           Vice President
               Telecopy No: (212) 832-3616

          (b)  if to Related Persons, to:

               Cliffs Drilling Company
               Cliffs Oil and Gas Company
                      Cliffs Drilling International, Inc.
               c/o Cliffs Drilling Company
               300 Citicorp Center
               1200 Smith Street
               Houston, Texas 77002
               Attention:  Edward A. Guthrie
                            Vice President - Finance
               Telecopy No: (713) 951-0649

    Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

    8.4 Parties in Interest. Subject to the restrictions on changes in corporate structure set forth in Section 6.6 and other applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of Related Persons or Lender shall be binding upon and inure to the benefit of Related Persons or Lender, as the case may be, and their respective successors and assigns.

    8.5 Renewals and Extensions. All provisions of this Agreement relating to the Notes shall apply with equal force and effect to each promissory note hereafter executed that in whole or in part represents a renewal or extension of any part of the Indebtedness of Related Persons under this Agreement, the Notes or any of the other Loan Documents.

    8.6 No Waiver, Rights Cumulative. No course of dealing on the part of Lender, its officers or employees, nor any failure or delay by Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. No advance of a Loan or issuance of a Letter of Credit hereunder shall constitute a waiver of any of the covenants, warranty or conditions of Related Persons contained herein. In the event Related Persons are unable to satisfy any such covenant, warranty or condition, no such advance or issuance of a Letter of Credit shall have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

    8.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.

    8.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

    8.9 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of Lender and Related Persons. No other Person shall have standing to require satisfaction of such provisions in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so.

    8.10 Amendments or Modifications. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

    8.11 Agreement Construed as Entirety. This Agreement, for convenience only, has been divided into Articles and Sections and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

    8.12 Events and Circumstances Not Reducing or Discharging the Related Person's Liability. Related Persons hereby consent and agree to each of the following to the fullest extent permitted by law, and agree that Related Persons' liability under this Agreement and the Notes or the other Loan Documents, as the case may be, shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waive any rights (including without limitation rights to notice) that Related Persons might otherwise have as a result of or in connection with any of the following:

          8.12.1 Modifications, etc. Any renewal, extension, modification, increase, decrease, reissuance, replacement, alteration or rearrangement of all or any part of the Obligations, including, without limitation, the Notes, this Agreement or any other Loan Documents, or any contract or understanding between any Related Person and Lender or any other Person, pertaining to the Obligations;

          8.12.2 Adjustment, etc. Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to any Related Person or any other Person liable on the Obligations;

          8.12.3  Condition of any Related Person.  The
insolvency, bankruptcy arrangement, adjustment, composition, liquidation, reorganization, disability, dissolution or lack of power of any Related Persons or any other Person at any time liable for the payment of all or part of the Obligations; or any dissolution of any Related Persons or any other such Person so liable, or any sale, lease or transfer of any or all of the assets of any Related Person or any other such Person so liable;

          8.12.4 Release of Obligors. Any full or partial release of the liability of any Related Person on the Obligations or any part thereof, it being recognized, acknowledged and agreed by Related Persons that a Related Person may be required to pay the Obligations in full without assistance or support of any other Person;

          8.12.5 Other Security. The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Obligations;

          8.12.6 Release of Collateral, etc. Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustifiable impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations;

          8.12.7 Care and Diligence. The failure of Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of the Collateral;

          8.12.8 Status of Liens. The fact that any collateral, security, security interest or Lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or Lien, it being recognized and agreed by the Related Person that Related Persons are not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Obligations;

          8.12.9  Payments Rescinded.  Any payment by any Related
Person to Lender is held to constitute a preference under bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to any Related Person or someone else; or

          8.12.10 Other Actions Taken or Omitted. Any other action taken or omitted to be taken with respect to this Agreement, the Notes, the other Loan Documents, the Obligations or the security and collateral therefor, whether or not such action or omission prejudices any Related Person or increases the likelihood that the Related Person will be required to pay the Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of any Related Person that each Related Person shall be obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Obligations.

    8.13 Time of Essence. Time is of the essence of this Agreement and of each provision hereof.

    8.14 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of Lender; provided, however, that in no event shall Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

    8.15 Limitation on Interest. Lender, the Related Persons and the other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to provide for interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. Neither any Related Person nor any present or future guarantors, endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith.

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

    8.16 GOVERNING LAW. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICT OF LAW PRINCIPLES THEREOF) AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION ARE EXPRESSLY ELECTED IN A LOAN DOCUMENT.

    8.17 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS AGREEMENT, THE NOTES OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF LENDER, IN COURTS HAVING SITUS IN NEW YORK CITY, NEW YORK. THE RELATED PERSONS HEREBY SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN NEW YORK CITY, NEW YORK AND HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER IN ACCORDANCE WITH THIS SECTION 8.20. IN FURTHERANCE THEREOF, THE RELATED PERSONS AND LENDER EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WILL NOT BE INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT IN ANY COURT SITTING IN NEW YORK CITY, NEW YORK.

    EACH RELATED PERSON HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 1633 BROADWAY NEW YORK, NEW YORK, 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, FOR AND ON ITS BEHALF, ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE RELATED PERSON AT ITS ADDRESS FOR NOTICE PURSUANT TO SECTION 8.3, BUT THE FAILURE OF THE RELATED PERSONS TO RECEIVE SUCH COPY SHALL NOT EFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. EACH RELATED PERSON FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS BY ANY COURTS HAVING SITUS IN NEW YORK CITY, NEW YORK IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT SAID ADDRESS, SUCH SERVICE TO BE EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE RELATED PERSONS, THE LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

    8.18  WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  EACH OF
THE RELATED PERSONS AND LENDER HEREBY (a) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN

DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (b) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (c) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (d) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

    8.19 AGREEMENT SUPERSEDING. THIS AGREEMENT CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT BETWEEN THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF. FURTHERMORE IN THIS REGARD, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

    THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

    8.20 Restatement. This Agreement restates and amends the Original Agreement in its entirety, effective as of the Closing
Date, and all of the terms and provisions hereof shall supersede the terms and provisions thereof.

    IN WITNESS WHEREOF, this Second Restated Credit Agreement is deemed executed effective as of the date first above written.

                                  Borrower:

                                  CLIFFS DRILLING COMPANY


                                  By: /s/ EDWARD A. GUTHRIE
                                      ----------------------------
                                      Edward A. Guthrie
                                      Vice President - Finance


                                  Guarantors:

                                  CLIFFS OIL AND GAS COMPANY


                                  By: /s/ EDWARD A. GUTHRIE
                                      ----------------------------
                                      Edward A. Guthrie
                                      Vice President - Finance


                                  CLIFFS DRILLING INTERNATIONAL, INC.


                                  By: /s/ EDWARD A. GUTHRIE
                                      ----------------------------
                                      Edward A. Guthrie
                                      Vice President - Finance


                                  Lender:

                                  INTERNATIONALE NEDERLANDEN (U.S.)
                                  CAPITAL CORPORATION


                                  By: /s/ TROND ROKHOLT
                                      ----------------------------
                                      Trond Rokholt
                                      Vice President

                                                            EXHIBIT 1.8

                        REVOLVING CREDIT NOTE

$20,000,000              New York, New York              March 28, 1994

     FOR VALUE RECEIVED, the undersigned, CLIFFS DRILLING COMPANY, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION (herein called "Lender"), the principal sum of Twenty Million Dollars ($20,000,000) or, if less, the aggregate unpaid principal amount of the Revolving Credit Loans outstanding under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the New York Branch of Lender, 135 East 57th Street, New York, New York or at such other place as from time to time may be designated by the holder of this Note.

     This Note (a) is issued and delivered under that certain Second Restated Credit Agreement of even date herewith among Borrower, Cliffs Oil and Gas Company, Cliffs Drilling International, Inc., and Lender (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is the Revolving Credit Note as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Instruments (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Instruments for a description of the nature and extent of the security thereby provided and the rights of the parties thereto. This Note is given in renewal, extension and restatement of (but not in extinguishment or novation of) that certain promissory note dated December 23, 1993, made by Borrower payable to the order of Lender (the "Original Revolving Credit Note") in the stated principal amount of $15,000,000 and certain other indebtedness described therein.

     For the purpose of this Note, the following terms have the meanings assigned to them below:

     "Base Rate Payment Date" means (i) the last day of each calendar quarter, beginning March 31, 1994, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide - that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

     "Maximum Rate" means at the particular time in question the maximum rate of interest which, under applicable law, may then be charged on this Note. If such maximum rate of interest changes after the date hereof, the Maximum Rate shall be automatically increased or decreased, as the case may be, without notice to Borrower from time to time as of the effective time of each change in such maximum rate.

     The principal amount of this Note, together with all interest accrued hereon, shall be due and payable in full on January 1, 1996.

     The Base Rate Portion of the Revolving Credit Loans (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day outstanding at the Base
Rate in effect on such day.  On each Base Rate Payment Date
Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Portion to but not including such Base
Rate Payment Date.  Each Fixed Rate Portion of the Revolving Credit
Loan (exclusive of any past due principal or interest) from time to time outstanding shall bear interest on each day during the related Interest Period at the related Fixed Rate in effect on such day.
On each Fixed Rate Payment Date relating to such Fixed Rate Portion Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Fixed Rate Portion to but not including such Fixed Rate Payment Date. All past due principal of and past due interest on the Revolving Credit Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, and such interest shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph, if at any time the rate at which interest is payable on this Note (considering together all portions of the Revolving Credit Loan and the interest payable thereon) exceeds the Maximum Rate, this Note shall bear interest at the Maximum Rate only but shall continue to bear interest at the Maximum Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Maximum Rate applicable hereto.

     Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon.

     If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

     Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

     THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.

                               CLIFFS DRILLING COMPANY



                               By:
                                   ------------------------------
                                   Edward A. Guthrie
                                   Vice President - Finance


                               -3-

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